SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: November 15, 2001
                       (date of earliest event reported)

                                 COMDISCO, INC.
                             (Debtor-In-Possession)
                           DELAWARE 1-7725 36-2687938
                 6111 NORTH RIVER ROAD, ROSEMONT, ILLINOIS 60018
                                 (847) 698-3000

Item 2.  Acquisition or Disposition of Assets.



On November 15, 2001, Comdisco, Inc. (the "Company") completed the sale of its Availability Solutions business (the "Business") to SunGard Data Systems Inc. ("SunGard") for $ 825 million in cash, plus approximately $25 million in cash for estimated working capital received in excess of agreed-upon levels. The terms of the sale were arrived at pursuant to the auction process authorized by the United States Bankruptcy Court for the Northern District of Illinois.

The sale includes the purchase of assets of the U.S. operations of the Business and the stock of its subsidiaries in the United Kingdom, France and Canada. The sale excludes the purchase of the stock of subsidiaries in Germany and Spain, as well as other identified assets, including Network Services and IT CAP Solutions.

A copy of the acquisition agreement is attached hereto as Exhibit 99.1. On November 15, 2001, Comdisco and SunGard issued a joint press release related to the completion of the sale, a copy of which is attached hereto as Exhibit 99.2.

Item 7.  Financial Statements and Exhibits.

     (a) Financial Statements of Businesses Acquired

         Not applicable.

     (b) Pro Forma Financial Information

         It is impracticable for the Company to provide the required pro forma financial information at the time this report is being filed. Pro forma financial information required pursuant to this Item 7(b) will be filed by amendment to this report as soon as practicable and no later than 60 days from the filing of this report.

     (c) Exhibits

         Exhibit No.    Description

         99.1   Acquisition Agreement, dated effective as of July 15, 2001
                and  executed   as  of October 12, 2001, by  and  between
                Comdisco, Inc. and SunGard Data Systems Inc.

         99.2   Joint press  release of   SunGard  Data  Systems Inc. and
                Comdisco, Inc., dated November 15, 2001

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    COMDISCO, INC.

                                    By:     /s/ Ronald C. Mishler
                                            ------------------------------------
                                            Name:    Ronald C. Mishler
                                            Title:   Chief Financial Officer

Dated:   November 30, 2001

                                  EXHIBIT INDEX


         99.1   Acquisition Agreement, dated effective as of July 15, 2001
                and  executed   as  of October 12, 2001, by  and  between
                Comdisco, Inc. and SunGard Data Systems Inc.

         99.2   Joint press  release of   SunGard  Data  Systems Inc. and
                Comdisco, Inc., dated November 15, 2001

Exhibit 99.1




                              ACQUISITION AGREEMENT


     THIS ACQUISITION AGREEMENT (the "Agreement"), dated effective as of July 15, 2001 (the "Effective Date") and executed as of October 12, 2001 (the "Execution Date"), is made by and between Comdisco, Inc., a Delaware corporation (the "Seller"), and SunGard Data Systems Inc., a Delaware corporation (the "Purchaser"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Article IX.

     WHEREAS, the Seller is engaged (either directly or indirectly through one or more wholly-owned direct or indirect subsidiaries) in, among other businesses not subject to this Agreement, the business of providing availability and continuity solutions, including continuity and disaster recovery services for information technology and data, software products, related consulting services and managed web hosting services in the United States, Canada, France and the United Kingdom and elsewhere pursuant to strategic alliances (excluding the business conducted by the Excluded Subs, the "Business");

     WHEREAS, the Seller, along with certain of its Affiliates, has filed voluntary petitions (the "Petitions") for relief commencing cases (collectively, the "Chapter 11 Case") under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Northern District of Illinois (the "Bankruptcy Court");

     WHEREAS, the Purchaser desires to purchase and acquire and the Seller desires to sell, convey, assign and transfer, or cause to be sold, conveyed, assigned and transferred, to the Purchaser, the Acquired Assets and the Purchaser is willing to assume, and the Seller desires to assign and delegate to the Purchaser, the Assumed Liabilities, all in the manner and subject to the terms and conditions set forth herein and in accordance with Sections 105, 363 and 365 of the Bankruptcy Code;

     WHEREAS, the Seller and certain of its subsidiaries intend to continue in the management and possession of their assets and businesses as debtors-in-possession in the Chapter 11 Case pursuant to Sections 1107 and 1108 of the Bankruptcy Code and subject to the terms and conditions of this Agreement; and

     WHEREAS, the Purchaser desires to purchase and acquire, and the Seller desires to sell and transfer, or cause to be sold and transferred, to the Purchaser all of the equity interests directly or indirectly owned by the Seller (the "Interests") in the subsidiaries of the Seller set forth on Schedule A (each a "Transferred Sub" and collectively, the "Transferred Subs") in the manner and subject to the terms and conditions set forth herein and in accordance with Sections 105, 363 and 365 of the Bankruptcy Code (together with the sale and purchase of the Acquired Assets and the assignment and assumption of the Assumed Liabilities, the "Acquisition").

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth herein, the parties hereto agree as follows:


                                    ARTICLE I

                           PURCHASE AND SALE OF ASSETS

Section 1.1 Acquired Assets. On the terms and subject to the conditions set forth in this Agreement and subject to approval of the Bankruptcy Court pursuant to Sections 105, 363 and 365 of Bankruptcy Code, at the Closing the Seller shall sell, assign, transfer, convey, and deliver, and cause its Affiliates (including any Selling Sub) to sell, assign, transfer, convey and deliver, to the Purchaser, free and clear of all liens, claims, and encumbrances of any nature except for Permitted Exceptions, and the Purchaser shall purchase and accept from the Seller and the Selling Subs:

(a) all right, title and interest of the Seller and of each Selling Sub in and to the Interests;

(b) all right, title, and interest of the Seller and its Affiliates in and to any and all assets of every kind and description, whether tangible or intangible, real, personal or mixed, wherever situated, owned, held or used by the Seller or its Affiliates (including any Selling Sub) or in which the Seller or its Affiliates (including any Selling Sub) has any right, title or interest that is owned, directly or indirectly, leased or otherwise held primarily for use in the Business, except for Excluded Assets, (collectively, the "Acquired Assets"). Without limiting the foregoing, the Acquired Assets shall include:

(i) all billed and unbilled accounts receivable (including income earned in advance), notes receivable and other evidences of indebtedness of any Person (other than the Seller or any subsidiary of the Seller) and rights to receive payments from any Person (other than the Seller or any subsidiary of the Seller), including without limitation any rights or claims with respect to third-party collection procedures to the extent arising out of the operation of the Business (the "Accounts Receivable");

(ii) all rights and incidents of interest of the Seller and of each Selling Sub to:

          (A) all of the master technology services agreements, master agreements, master business continuity agreements, professional services agreements, web hosting agreements, software licensing agreements, schedules and supplements thereto, oral or written (the "Customer Contracts"), between the Seller (or one of the Selling Subs) and a customer primarily relating to the Business, including without limitation such of the foregoing as are listed or described on Schedule 1.1(b)(ii)(A);

          (B) all of the agreements, contracts and arrangements, oral or written, between the Seller (or one of the Selling Subs) and a vendor or other third party providing goods or services including strategic alliances primarily relating to the Business ("Vendor Agreements"), including without limitation such of the foregoing as are listed or described on Schedule 1.1(b)(ii)(B), but excluding those Vendor Agreements to the extent they relate solely to the leased real property at King of Prussia, PA, 480 Carlstadt, NJ, E Rutherford NJ, Fremont, CA and Newark, NJ ("Excluded Facilities"), regardless of whether listed or described on Schedule 1.1(b)(ii)(B); and

          (C) all of the agreements, contracts and arrangements between the Seller (or one of the Selling Subs) and the past and current employees but only to the extent relating to confidentiality, assignment of invention or non-competition relating to the Business and to the extent assignable;

(iii) all Tangible Personal Property owned by, or on order to be delivered to, the Seller or a Selling Sub, that is used primarily in the operation of the Business including, without limitation, (a) Tangible Personal Property located on, or to be delivered to, any Owned Real Property or premises subject to the Property Leases or premises of a customer of the Business or at an Excluded Facility and (b) such of the foregoing as are listed or described on Schedule 1.1(b)(iii);

(iv) all Intellectual Property used primarily in the operation of the Business, including without limitation the Intellectual Property listed or described in Schedule 1.1(b)(iv) and all causes of action resulting from any infringement or violation thereof (together with all Intellectual Property of the Transferred Subs, the "Acquired Intellectual Property"); provided that, Purchaser hereby grants to the Seller as of the Closing Date a perpetual, royalty-free license to the Contract Admin software and the Prosper software on an "as is" basis with no warranty, for internal purposes;

(v) all rights and claims relating primarily to the Business, including rights and claims under all warranties, representations and guarantees made by suppliers, manufacturers and contractors in connection with the Acquired Assets;

(vi) (A) land described on Schedule 1.1(b)(vi)(A) and all buildings, other improvements and fixtures thereon and all easements, rights and appurtenances relating thereto (the "Owned Real Property"), (B) the real property leases and subleases used primarily in the operation of the Business that are listed or described in Schedule 1.1(b)(vi)(B) (the "Property Leases"); (C) the leases and subleases that are listed and described on Schedule 1.1(b)(vi)(C) and (D) the service agreements primarily relating to the Real Property;

(vii) to the extent transferrable, all Permits issued to Seller or a Selling Sub by any Governmental Entity primarily relating to the operation of the Business, including without limitation such of the foregoing as are listed or described on Schedule 1.1(b)(vii), and all Permits relating to the ownership, use, operation and construction of the Owned Real Property and the property that is the subject of any of the Property Leases;

(viii) the preferred and common stock, warrants and other equity interests or investments that are listed or described on Schedule 1.1(b)(viii);

(xi) the bank accounts and lockbox arrangements primarily relating to the Business that are listed or described on Schedule 1.1(b)(ix) (excluding all rights or incidents of interest with respect to the cash or cash equivalents in such bank accounts or lock box arrangements prior to and as of the Closing Date);

(x) all prepaid items or deposits (including without limitation real property security deposits for real property included in the Acquired Assets whether or not listed or described on Schedule 1.1(b)(x)) existing on the Effective Date relating to the Business that are listed or described on Schedule 1.1(b)(x) or that relate primarily to the Business arising in the ordinary course after the Effective Date;

(xi)      all goodwill primarily related to the Business;

(xii) all books and records of the Seller and the Selling Subs primarily relating to the operation of the Business and reasonably required by the Seller for the operation of the Business, and which do not pertain to areas of the Seller's business other than the Business, including without limitation all employment records (with respect to the Transferred Employees and subject to applicable privacy laws), sales and business records, customer and supplier lists, advertising and promotional materials, files, indices, market research studies, analyses and similar information, marketing brochures and materials and other nonproprietary printed or written materials in any form or medium relating to the ownership or operation of the Business that the Seller is not required by law to retain (of which the Seller may retain duplicates), and duplicates of any such materials that the Seller is required by law to retain;

(xiii) all other assets reflected on the Financial Statements (other than assets disposed of since the date thereof in the ordinary course and as permitted under this Agreement) and all other assets obtained since the date of the latest Financial Statements that would have been reflected in the Financial Statements had they been owned at the time of such Financial Statements;

(xiv) all documents, plans, data, books, records, software and other similar items relating to the Real Property in the possession or control of the Seller, including, without limitation, (i) all as built plans, specifications and drawings for the Real Property, (ii) all manuals, diagrams, shop drawings, warranties and related data concerning the Real Property and the use, maintenance and operation of the systems and facilities related thereto, (iii) keys to the improvements on the Real Property, (iv) security codes, passwords and identification numbers pertaining to the operation of the Real Property, (v) books and records of the Seller pertaining to the operation, ownership, leasing, maintenance and use of the Real Property, including, without limitation, books and records with respect to payment and reconciliation of additional rent paid by tenants or subtenants under any of the Leases and paid by the Seller, as tenant or subtenant, under any of the Property Leases; and (vi) all computer software and computer files required to operate the building systems and security systems for Real Property;

(xv) all Databases owned or leased by the Seller or a Selling Sub that are used primarily in the Business;

(xvi)     all the rights,  properties  or assets that are listed or described on
          Schedule 1.1(b)(xvi);

(xvii) all rights of subrogation in respect of the Assumed SIP Guarantees (the "Transferred Subrogation Rights"); and

(xviii) all intercompany accounts receivable (A) owed by a Transferred Sub to the Seller or its Affiliate or (B) owed by a division of Seller to another division of Seller arising from the operation of the Business.

Section 1.2 Excluded Assets. Notwithstanding anything contained in this Agreement to the contrary, the following rights, properties and assets (collectively, the "Excluded Assets") will not be included in the Acquired
Assets:

(a) all cash, cash equivalents, checks which have been received but not cleared or marketable securities of the Seller and the Selling Subs, other than prepaid items or deposits that are Acquired Assets; (1)

(b) all of the Accounts Receivable that have been satisfied or discharged prior to the Closing;

(c) all of the agreements, contracts and arrangements that have terminated or expired prior to the Closing by their terms and in the ordinary course other than agreements, contracts and arrangements under which Seller or the Selling Subs have rights thereunder that survive termination or expiration (e.g. confidentiality provisions);

(d) any agreement, contract or arrangement or portion thereof that is listed or described on Schedule 1.2(d) (the "Excluded Contracts");

(e) any avoidance actions or other similar causes of action arising solely under Sections 544 through 553, inclusive, of the Bankruptcy Code;

(f) any Tangible Personal Property or other tangible personal property or equipment listed on Schedule 1.1(b)(xvi) transferred or disposed of in the ordinary course and as permitted under this Agreement;

(g) the company seal, minute books, charter documents, stock or equity record books and such other books and records as pertain to the organization, existence or capitalization of the Seller and each Selling Sub as well as any other records or materials relating to the Seller or any Selling Sub generally and not involving or related to the Acquired Assets, the Interests or the operations of the Business;

(h)  all contracts of insurance;

(i)  any  right,  property  or asset  that is listed or  described  on  Schedule
     1.2(i);

(j) the word and name "Comdisco" and the Seller's monograms, logos, trademarks, trade names or any variations or combinations thereof including such word or name;

(k) any right the Seller or a Selling Sub has with respect to Tax refunds, claims for Tax refunds and Tax attributes;

(l)  the corporate services and assets described on Schedule 1.2(l);

(m) all Seller Plans subject to U.S. jurisdiction (including all bonus and commission plans) and all Seller Plans which are stock option plans and all agreements related thereto, including all agreements related to the administration of any Seller Plan;

(n) all rights of subrogation in respect of the SIP Guarantees other than the Transferred Subrogation Rights; and

(o) the quotas or equity interests of Comdisco Continuity Services Deutchland GmbH and the Comdisco Espana S.L. (the "Excluded Subs") (and, by extension, all of the rights, assets and properties of the Excluded Subs).

Section 1.3 Assumed Liabilities. On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Purchaser shall assume from the Seller and its Affiliates and thereafter pay, perform or otherwise discharge in accordance with their terms, and shall hold the Seller and its Affiliates harmless from all of the liabilities and obligations (of any nature or kind, and whether based in common law or statute or arising under written contract or otherwise, known or unknown, fixed or contingent, accrued or unaccrued, liquidated or unliquidated, real or potential) of the Seller and its Affiliates only the liabilities that are specified in this paragraph: (i) with respect to, arising out of or relating to, the ownership, possession or use of the Acquired Assets, including without limitation, the agreements, contracts and arrangements included in the Acquired Assets from and after the Closing, and the operation of the Business from and after the Closing; (ii) in connection with the guarantees or letters of credit related to property leases as listed or described in
Schedule 1.3(ii) other than Property Leases relating to Real Property located in the United States; (iii) with respect to all intercompany payables (A) owed or payable to any Transferred Sub or (B) owed or payable to a division of Seller or its Affiliates arising from the operation of the Business (which includes only the payables in connection with the accounts receivable acquired pursuant to
Section 1.1(b)(xviii)); (iv) with respect to the Assumed SIP Guarantees and (v) as listed or described in Schedule 1.3 (collectively, the "Assumed Liabilities").

Section 1.4 Excluded Liabilities. The Purchaser shall not assume or agree to pay, perform or otherwise discharge any liabilities, obligations or expenses of the Seller or its Affiliates (other than the Transferred Subs) other than the Assumed Liabilities (the "Excluded Liabilities"). Without limiting the generality of the foregoing, the Seller shall pay any and all liabilities for the cure, compensation and reinstatement costs and expenses of or relating to the assumption and assignment of the contracts, leases and other agreements included in the Acquired Assets assumed by and assigned to the Purchaser hereunder pursuant to Section 365 of the Bankruptcy Code and the Purchaser shall have no liability for or obligation in respect of:

(i) the Seller's professional fees and expenses for its advisers, including without limitation, advisers retained pursuant to an order of the Bankruptcy Court;

(ii)   the Chapter 11 Expenses;

(iii) obligations, liabilities or amounts payable to any security holder of the Seller;

(iv) obligations of any nature arising under any Property Lease, Lease or service agreement relating to leased property prior to the Closing Date on which such lease is assumed by the Seller and assigned to the Purchaser; provided, however, notwithstanding the foregoing, but subject to Section 5.15, neither the Seller, nor any Selling Sub, shall be liable or responsible for the performance of any repairs or maintenance whatsoever required under any lease from and after the Closing Date (regardless of whether the need for such repairs or maintenance arose prior to the Closing Date);

(v) obligations or liabilities of the Transferred Subs, which shall remain obligations and liabilities of such Transferred Subs;

(vi) the Seller's or its Affiliates' obligations or liabilities arising under Environmental Laws relating to the Owned Real Property or the real property subject to the Property Leases arising during the Seller's or its Affiliate's ownership or use thereof;

(vii) trade payables or general unsecured claims or any other liability not expressly assumed under this Agreement;

(viii) except as provided in Section 5.8, any compensation, severance or benefit expense accruing prior to Closing with respect to Transferred Employees and Mismatched Employees, including, without limitation, under the Incentive Plans; and

(ix)   any liability relating to any Excluded Asset.

Section 1.5 Purchase Price. (a) In consideration for the Acquired Assets and the Interests, the Purchaser shall, in addition to the assumption of the Assumed Liabilities, pay to the Seller at the Closing in cash by wire transfer of immediately available funds to an account or accounts designated by the Seller the Estimated Cash Purchase Price less sixty million dollars ($60,000,000) (the "Escrow Amount"), which the Purchaser shall deposit into the Escrow Account and which shall be held in accordance with the terms of the Escrow Agreement. The "Unadjusted Cash Purchase Price" under this Agreement shall be eight hundred twenty-five million dollars ($825,000,000), provided that, the following occur:

(i) the Official Committee of Unsecured Creditors in the Chapter 11 Case (The "Creditor's Committee") and the Official Equity Committee in the Chapter 11 Case (the "Equity Committee") shall have confirmed on the record at the auction held on October 11, 2001 their support for this Agreement and the adequacy of the purchase price and terms of this Agreement;

(ii) the offer in this Agreement shall have been declared the highest or otherwise best offer following the conclusion of the auction held on October 11, 2001, with the support and approval of the Seller's board of directors; and

(ii) the Creditor's Committee, the Equity Committee and the Seller shall not have withdrawn their support before the conclusion of the Sale Hearing scheduled for October 23, 2001, shall have advised the Bankruptcy Court that this Agreement should be approved by the Bankruptcy Court and shall use reasonable best efforts to obtain such approval.

If the events or actions set forth in Sections 1.5(a)(i), 1.5(a)(ii) and 1.5(a)(iii) shall not have occurred, the Unadjusted Cash Purchase Price under this Agreement shall be eight hundred million dollars ($800,000,000). The Unadjusted Cash Purchase Price as it may be adjusted pursuant to Section 1.6, shall be the "Cash Purchase Price" under this Agreement.

(b) The Seller shall deliver to the Purchaser prior to the Closing Date, and shall use its reasonable best efforts to make such delivery not less than five days prior to the scheduled Closing Date, a notice setting forth the Seller's good faith calculation of the Working Capital of the Business as of a date not more than 10 days prior to the Closing Date and certifying to such estimates. If such estimate reflects a Working Capital Deficiency, the amount of such Working Capital Deficiency shall be subtracted from the Unadjusted Cash Purchase Price and if such estimate reflects a Working Capital Surplus, the amount of such Working Capital Surplus shall be added to the Unadjusted Cash Purchase Price. The Unadjusted Cash Purchase Price as so adjusted shall be the "Estimated Cash Purchase Price."

Section 1.6 Purchase Price Adjustment. (a) The Unadjusted Cash Purchase Price shall be adjusted following the Closing as follows:

(i) if the amount of the Working Capital of the Business (determined in accordance with this Section 1.6) as of the Closing Date is less than thirty six million, one hundred thousand dollars ($36,100,000), the Unadjusted Cash Purchase Price shall be decreased by an amount equal to such difference (the "Working Capital Deficiency") and the Unadjusted Cash Purchase Price, as so adjusted, will be the Cash Purchase Price;

(ii) if the amount of the Working Capital of the Business (determined in accordance with this Section 1.6) as of the Closing Date is greater than thirty six million, one hundred thousand dollars ($36,100,000), the Unadjusted Cash Purchase Price shall be increased by an amount equal to such difference (the "Working Capital Surplus") and the Unadjusted Cash Purchase Price, as so adjusted, will be the Cash Purchase Price; and

(iii) if the amount of the Working Capital of Business (determined in accordance with this Section 1.6) as of the Closing Date is equal to thirty six million, one hundred thousand dollars ($36,100,000), the Unadjusted Cash Purchase Price will be the Cash Purchase Price.

The Purchaser shall pay the Seller the amount of any positive difference between the Cash Purchase Price and the Estimated Cash Purchase Price. The Seller shall return to the Purchaser the amount of any positive difference between the Estimated Cash Purchase Price and the Cash Purchase Price. Any amounts required to be paid or returned pursuant to this Section 1.6(a) (i) by the Purchaser shall be paid by wire transfer of immediately available funds to the accounts specified by the Seller and (ii) by the Seller shall be paid to the Purchaser from the Escrow Account, in each case within five business days after the amount of Working Capital is agreed to by the Seller and the Purchaser or any remaining disputed items are ultimately determined by the Accountants.

(b) As used herein, the term "Working Capital" shall mean, as reflected on the Working Capital Statement, the sum of cash held by the Transferred Subs, accounts receivable (excluding that portion of accounts receivable which is aged more than 120 days as of the Closing Date), and earned in advance of billing minus deferred revenue and accounts payable with respect to the Transferred Subs, but, with respect to such of the foregoing as are related to the Seller or a Selling Sub (and not a Transferred Sub), only to the extent such accounts receivable constitute Acquired Assets; it being understood that cash held by the Seller and the Selling Subs are not Acquired Assets and should not be included in Working Capital but that cash held by a Transferred Sub should be included in Working Capital. The term "Working Capital Statement" shall mean the statement of Working Capital of the Business to be prepared by the Seller as of the Closing Date in accordance with this Section 1.6 and to be delivered to the Purchaser as promptly as practicable and in any event within 30 days after the Closing Date. The Working Capital Statement shall be prepared by the Seller using the same accounting principles, procedures, policies and methods that were used to prepare the Balance Sheet, and the Seller shall certify in writing to the Purchaser on the delivery date of the Working Capital Statement that the Working Capital Statement was so prepared.

(c) During the preparation of the Working Capital Statement and the period of any dispute within the contemplation of this Section 1.6, to the extent reasonably necessary for the preparation of the Working Capital Statement, the Purchaser shall and shall cause the Transferred Subs and any other Affiliates of the Purchaser to (i) provide the Seller and the Seller's authorized representatives with reasonable access to the books, records, facilities and employees of the Business, (ii) provide the Seller as promptly as practicable after the Closing Date (but in no event later than 10 business days after the Closing Date) with financial information consistent with the Seller's existing financial reporting requirements for the Business for the period ending on the Closing Date and (iii) cooperate fully with the Seller and the Seller's authorized representatives, including the provision on a timely basis of all
       information   necessary  or  useful  in  preparing  the  Working  Capital
       Statement.

(d) The Working Capital Statement shall be final and binding on the parties unless, within 15 days after delivery to the Purchaser, written notice is given by the Purchaser to the Seller and the Escrow Agent of its objection setting forth in reasonable detail the Purchaser's basis for objection. The Purchaser may dispute items reflected on the Working Capital Statement only on the basis that such items were not arrived at in conformity with the accounting principles, procedures, policies and methods that were used to prepare the Balance Sheet. If notice of objection is given, the parties shall consult with each other with respect to the objection. Any amount that is not in dispute will promptly be paid by the party obligated to make such payment hereunder to the party entitled to receive such payment hereunder. If the parties are unable to reach agreement within 15 days after the notice of objection has been given, the dispute shall be submitted, as promptly as practicable, for resolution to Deloitte & Touche (the "Accountants"). Each party agrees to execute, if requested by the Accountants, a reasonable engagement letter. The Accountants will make a determination, based solely on presentations by the Seller and the Purchaser and not by independent review, as to (and only as to) each of the items in dispute, which determination will be (i) in writing, (ii) furnished to each of the parties hereto as promptly as practicable after the items in dispute have been referred to the Accountants, (iii) made in accordance with this Agreement and (iv) conclusive and binding upon each of the parties hereto. In connection with their determination of the disputed items, the Accountants will be entitled to rely on the accounting records and similar materials prepared in connection with the preparation of the Working Capital Statement, and the fees and expenses of the Accountants will be paid one-half by the Purchaser and one-half by the Seller. Each of the Purchaser and the Seller will use reasonable efforts to cause the Accountants to render their decision as soon as reasonably practicable (but in no event later than 30 days following the expiration of the 15-day period provided above for the Purchaser and the Seller to resolve disputes prior to submission to the Accountants), including without limitation by promptly complying with all reasonable requests by the Accountants for information, books, records and similar items.

Section 1.7 Allocation of Purchase Price for Tax Purposes. The parties agree that, for all Tax and other reporting purposes, the Purchaser shall provide the Seller with an allocation of the Cash Purchase Price and the Assumed Liabilities among the Acquired Assets, Assumed Liabilities and the Interests within 90 days after the Closing Date in accordance with Section 1060 of the Code. The Seller shall have the right to propose changes to such allocations, provided that the Purchaser shall have ultimate discretion to reject any such proposals unless such rejection would be unreasonable. The Seller and the Purchaser shall be bound by such allocation (and if necessary, any adjusted allocation), and shall file, or cause to be filed, a Form 8594 and all applicable federal, state, local, provincial and foreign income, franchise and excise Tax Returns in a manner that is consistent with such allocation. If the allocation is disputed by any Taxing Authority, the party receiving notice of such dispute shall promptly notify the other party hereto concerning the existence of such dispute and the parties shall consult with each other with respect to all issues related to the allocation in connection with such dispute. If the IRS proposes a different allocation, either party may file amended returns based on such allocation.

Section 1.8 Escrow Agreement. At the Closing, the Seller, the Purchaser and a financial institution in the United States to be mutually agreed upon by the parties within ten days of the Execution Date (the "Escrow Agent"), will enter into an escrow agreement in form and substance customary in similar transactions and substantially in the form attached hereto as Exhibit G (the "Escrow Agreement"). The Escrow Amount will be held and disposed of by the Escrow Agent pursuant to the terms and conditions of the Escrow Agreement (the "Escrow Account"). All reductions to the Unadjusted Cash Purchase Price in accordance with Section 1.6 and all obligations and liabilities of the Seller pursuant to
Article VIII shall be made or satisfied exclusively from the Escrow Account. Delivery of funds by the Escrow Agent to the applicable parties shall be made pursuant to the terms of the Escrow Agreement and all earnings thereon shall be distributed on a monthly basis to the Seller.

Section 1.9 Title Insurance; Title Matters. The Seller shall provide to the Purchaser within 20 business days of the parties' execution of this Agreement a commitment for ALTA owner's policies of title insurance (or if ALTA policies are not issued in the applicable jurisdiction, the most comprehensive policy that may be lawfully issued) in customary form (collectively the "Title Policies") with respect to each parcel of the Owned Real Property located in the United States issued by a reputable title insurance company (the "Title Company") which commits the Title Company to issue a Title Policy for each such owned Real Property as of the Closing Date in the amount corresponding to the value for the particular property set forth on Schedule 1.9 attached hereto which insures the Purchaser (or its subsidiary) and its successors and assigns that the Purchaser or its applicable subsidiary owns fee title to such Owned Real Property, subject only to Permitted Exceptions. The Seller shall pay the cost of the title examinations and the Purchaser shall pay at Closing the cost of the premium for the Title Policies. The Seller shall deliver to the Purchaser any surveys of the Real Property in its possession.

Section 1.10 Trademarks and Tradenames. It is expressly agreed that the Purchaser is not purchasing, acquiring or otherwise obtaining any right title or interest in and to the name Comdisco or any trade names, trademarks, identifying logos or service marks related thereto or employing the word Comdisco or any part or variation of any of the foregoing or any confusingly similar trade names, trademark or logo. Notwithstanding the foregoing, the Seller shall, enter into a Trademark License Agreement with the Purchaser (the "Trademark License Agreement"), substantially in the form of Exhibit F attached hereto.

Section 1.11 Assignment of the Purchaser's Rights. The Purchaser shall have the right to assign, in whole or in part, any or all of its rights to purchase the Interests, Acquired Assets and Business to one or more directly or indirectly wholly-owned subsidiaries and to effect the Acquisition in whole or in part through such subsidiaries; provided that prior to effecting any such assignment, the Purchaser shall have unconditionally guaranteed the obligations of the applicable subsidiary.

Section 1.12 Transition Services. The Seller shall provide to the Purchaser the services currently provided to the Business, directly or indirectly, by the Seller and listed or described in the Transition Services Agreement or the schedules thereto, and the services provided at the Excluded Facilities directly or indirectly, by the Seller on the Effective Date for a period up to 6 months on the terms and subject to the conditions set forth in the Transition Services Agreement.

Section 1.13 King of Prussia Facility. At the Closing, the Purchaser shall pay to the Seller, in cash by wire transfer of immediately available funds to an account or accounts designated by the Seller, one million five hundred thousand dollars ($1,500,000) for certain of the estimated costs to the Seller of Purchaser not acquiring the Excluded Facility in King of Prussia, Pennsylvania.


                                   ARTICLE II

                                   THE CLOSING

Section 2.1 Closing. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom (Illinois), 333 West Wacker Drive, Chicago, Illinois 60606 at 10:00 a.m. on the later of (i) as soon as reasonably practicable after the entry by the Bankruptcy Court of the Section 363/365 Order and (ii) at such other time, date, and place as shall be fixed by written agreement between the parties (the date of the Closing being herein referred to as the "Closing Date").

Section 2.2 Deliveries at Closing. (a) At the Closing, the Seller shall deliver or cause to be delivered to the Purchaser:

(i) duly executed instruments or other evidence sufficient to transfer to the Purchaser the unencumbered legal and beneficial ownership of the Interests and all books and records of the Transferred Subs, including evidence of transfer of any nominal director shares, transfer forms and any local transfer agreements in applicable jurisdictions outside the United States;

(ii) a duly executed bill of sale (the "Bill of Sale"), substantially in the form of Exhibit A attached hereto, transferring the Acquired Assets to the Purchaser;

(iii) all other duly executed conveyance documents reasonably necessary to transfer to the Purchaser the Acquired Assets, including (A) a special warranty deed with covenant against grantor's acts for each Owned Real Property purchased by the Purchaser in a form which is recordable and customary for the jurisdiction in which the applicable Owned Real Property is located, (B) an affidavit of title with respect to each Owned Real Property acquired by the Purchaser in form satisfactory to the Title Company and (C) such other affidavits with respect to each Owned Real Property as customarily and reasonably required by the Title Company;

(iv) the Acquired Assets by making the Acquired Assets available to the Purchaser at their present locations;

(v) the assignment and assumption agreement to be entered into between the Seller and the Purchaser (the "Assignment and Assumption Agreement"), substantially in the form of Exhibit B attached hereto, duly executed by the Seller evidencing the assignment and assumption by the Purchaser of the Assumed Liabilities;

(vi)   the Mutual Release duly executed by Seller;

(vii) the transition services agreement to be entered into between the Seller and the Purchaser (the "Transition Services Agreement"), substantially in the form of Exhibit C attached hereto, duly executed by the Seller;

(viii) customary instruments of assignment or transfer, in form suitable for recording in the applicable office or bureau, with respect to each trademark, copyright, or other item of Acquired Intellectual Property requiring such an assignment and transferred to the Purchaser hereunder;

(ix)   the Trademark License Agreement, duly executed by the Seller;

(x)    the Escrow Agreement, duly executed by the Seller;

(xi)   a certificate  of an officer of the Seller as to the matters set forth in
       Section 6.3 (a), (b) and (c) of this Agreement; and

(xii)  resignations from each director of each Transferred Sub.

(b)    At the Closing, the Purchaser shall deliver to the Seller:

(i) the Estimated Cash Purchase Price by wire transfer in immediately available funds to an account or accounts designated by the Seller, less the Escrow Amount;

(ii)   the Assignment and Assumption Agreement duly executed by the Purchaser;

(iii)  the Transition Services Agreement duly executed by the Purchaser;

(iv)   the Trademark License Agreement, duly executed by the Purchaser;

(v)    the Escrow Agreement, duly executed by the Purchaser; and

(vi)   the Mutual Release duly executed by Purchaser;

(vii) a certificate of an officer of the Purchaser as to the matters set forth in Section 6.2 (a) and (b) of this Agreement and all other previously undelivered certificates and other documents required to be delivered by the Purchaser to the Seller at or prior to the Closing Date in connection with the Acquisition.

(c) At the Closing, the Purchaser shall deliver to the Escrow Agent the Escrow Amount by wire transfer in immediately available funds to an account or accounts designated by the Escrow Agent.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

     Except as disclosed in the written statement delivered by the Seller to the Purchaser at or prior to the execution of this Agreement (the "Seller Disclosure Schedule"), the Seller represents and warrants to the Purchaser as follows:

Section 3.1 Organization. The Seller and each Business Sub is validly existing and in good standing (or its equivalent) under the laws of the jurisdiction of its incorporation or organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so existing and in good standing or to have such power and authority could not be reasonably likely to have a Material Adverse Effect. The jurisdiction of incorporation or organization of each Transferred Sub is set forth on Schedule A. Each of the Seller and each
Business Sub is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified, licensed and in good standing could not be reasonably likely to have a Material Adverse Effect. Attached to the Seller Disclosure Schedule is a complete and correct copy of the organizational documents of the Seller and each Business Sub, as currently in effect. Section 1.1

Section 3.2 Capitalization of Business Subs. (a) The authorized and outstanding equity interests of each Transferred Sub are set forth on Schedule A. The authorized and outstanding equity interests of each Selling Sub are set forth on Schedule B. All of the equity interests of each Business Sub are owned beneficially and of record by the Seller or a direct or indirect wholly-owned subsidiary of the Seller as set forth on Schedule A or Schedule B. There are no existing (i) options, warrants, calls, subscriptions or other rights, convertible securities, agreements or commitments of any character obligating a Business Sub to issue, transfer or sell any equity interests in such Business Sub or securities convertible into or exchangeable for such equity interests,
(ii) contractual obligations of a Business Sub to repurchase, redeem or otherwise acquire any equity interests in such Business Sub or (iii) voting trusts or similar agreements to which a Business Sub is a party with respect to the voting of equity interests in such Business Sub. At the Closing, except as set forth on Schedule A or Schedule B, none of the Business Subs will hold any equity interest in any other entity.

(b) At the Closing, the company books of the Transferred Subs will show the beneficial owners of all the issued shares in the Transferred Subs as the registered holders of such shares.

Section 3.3 Authority Relative to this Agreement. The Seller has the corporate power and authority to enter into this Agreement and each Ancillary Agreement and to carry out its obligations hereunder and thereunder. The execution, delivery, and performance of this Agreement and each Ancillary Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby and thereby, including, but not limited to, the transfer of the Interests by the Selling Subs, have been duly authorized by all requisite corporate action. This Agreement has been duly and validly executed and delivered by the Seller, and upon the entry of the Section 363/365 Order (assuming this Agreement constitutes a valid and binding obligation of the Purchaser), will constitute a valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general equitable principles. At the Closing, each Ancillary Agreement executed and delivered by the Seller will have been duly and validly executed and delivered by the Seller and upon the entry of the Section 363/365 Order (assuming each such Ancillary Agreement constitutes a valid and binding obligation of the Purchaser or its permitted designee), each such Ancillary Agreement will constitute a valid and binding agreement of the Seller, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general equitable principles.

Section 3.4 Consents and Approvals. Upon the entry of the Section 363/365 Order, no consent, approval, or authorization of, or declaration, filing, or registration with, any Governmental Entity will be required to be made or obtained by the Seller or any Business Sub in connection with the execution, delivery, and performance of this Agreement and the consummation of the Acquisition, except (a) for consents, approvals, or authorizations of, or declarations or filings with, the Bankruptcy Court, (b) for filings pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and pursuant to similar antitrust or competition legislation in any other applicable jurisdiction, (c) those already obtained and (d) for consents, approvals, authorizations, declarations, filings, or registrations, which, if not obtained, could not be reasonably likely to have a Material Adverse Effect. Upon the entry of the Section 363/365 Order, no consent, approval, waiver or authorization of any Person (other than a Governmental Entity) will be required in connection with the execution, delivery, and performance of this Agreement and the consummation of the Acquisition, other than those already obtained and those, which, if not obtained, could not be reasonably likely to have a Material Adverse Effect.

Section 3.5 Financial Statements.

(a) Schedule 3.5 contains a true, complete and correct copy of the combining and combined unaudited balance sheet of the Business as of March 31, 2001 and June 30, 2001, and in each case, the related combining and combined unaudited income statement for the period then ended (such financial statements being collectively referred to herein as the "Financial Statements"). The Financial Statements have been prepared on the basis of the information contained in the books and records of the Seller and the Transferred Subs. The Financial Statements have been prepared, in all material respects, in accordance with U.S. generally accepted accounting principles ("GAAP"). The Financial Statements fairly present in all material respects the financial position and the results of operations of the Business for the respective fiscal periods as of the respective dates therein set forth.

(b) The Accounts Receivable and all accounts receivable of any Transferred Sub at the Closing will have arisen from bona fide sales transactions in the ordinary course of business consistent with past practice and are payable on ordinary trade terms.

Section   3.6  No   Violations.   Assuming   that  the   consents,   approvals,
authorizations, declarations, and filings referred to in Section 3.4 have been made or obtained and shall remain in full force and effect and the conditions set forth in Article VI shall have been satisfied, at the Closing neither the execution, delivery, or performance of this Agreement or the Ancillary Agreements by the Seller, nor the consummation by the Seller of the transactions contemplated hereby or thereby, nor compliance by the Seller with any of the provisions hereof or thereof will (a) conflict with or result in any breach of any provisions of the certificate of incorporation or bylaws of the Seller or the organizational documents of the Business Subs, (b) result in a violation, or breach of, or constitute (with or without due notice or lapse of time) a default (or give rise to any right of termination, cancellation, vesting, payment, exercise, acceleration, suspension or revocation) under any of the terms, conditions or provisions of any contract, agreement or arrangement that is included as an Acquired Asset or any material note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan or other instrument or obligation to which the Seller or one of the Business Subs is a party or by which the Acquired Assets, the Interests or any of the Transferred Subs' properties or assets related to the Business may be bound or affected or
(c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Seller, the Business Subs, the Interests or the Acquired Assets, except in the case of clauses (b) or (c) for violations, breaches, defaults, terminations, cancellations, accelerations, creations, impositions, suspensions or revocations that (i) could not be reasonably likely to have a Material Adverse Effect or (ii) are excused by or unenforceable as a result of the filing of the Petitions or as a result of the entry of the Section 363/365 Order.

Section 3.7 No Default; Compliance with Applicable Laws; Permits.

(a) Neither the Seller nor any Business Sub is in default or violation of any term, condition or provision of (i) its articles of incorporation, by-laws or other organizational documents or (ii) any statute, law, rule, regulation, judgment, decree, order, arbitration award, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to the Seller or a Business Sub by which their respective assets and properties are bound or to the Interests or the Acquired Assets, but excluding from the foregoing clause (ii), defaults or violations which could not be reasonably likely to have a Material Adverse Effect or which become applicable as a result of the business or activities in which the Purchaser is or proposes to be engaged or as a result of any acts or omissions by, or the status of any facts pertaining to, the Purchaser. Notwithstanding the foregoing, this Section 3.7 shall not apply to Environmental Laws, which are exclusively the subject of the representations and warranties in Section 3.18.

(b) Except as could not be reasonably likely to have a Material Adverse Effect, each of the Seller and each Business Sub currently holds all permits, licenses, authorizations, certificates, exemptions and approvals of Governmental Entities (collectively, "Permits") necessary or proper for the current use, occupancy and operation of the Acquired Assets held by the Seller or a Selling Sub (or in the case of the Transferred Subs, the assets held by the Transferred Subs) and the conduct of the Business, and all such Permits are in full force and effect. Except as could not be reasonably likely to have a Material Adverse Effect, as of the Effective Date, neither the Seller nor any Business Sub has received any written notice from any Governmental Entity and no proceeding is pending, or, to the knowledge of the Seller or a Transferred Sub, threatened, revoking, modifying or refusing to renew any Permit or providing notice of violations under any Permit.

Section 3.8 Books and Records. The books, records and accounts of the Seller and each Business Sub maintained with respect to the Business accurately and fairly reflect, in reasonable detail, the transactions and the assets and liabilities of the Seller and the Business Subs with respect to the Business. The Seller has not engaged in any transactions with respect to the Business, maintained any bank account for the Business or used any of the funds of Seller or any Business Sub in the conduct of the Business except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Seller or a Business Sub.

Section 3.9 Title to Property. Upon the entry of the Section 363/365 Order, at the Closing the Seller and each of the Selling Subs will have the power and right to sell, or assign, transfer and deliver, as the case may be, to the Purchaser the Acquired Assets and the Interests and on the Closing Date will sell, assign, transfer and deliver the Acquired Assets and the Interests free and clear of all liens, claims, encumbrances and security interests other than Permitted Exceptions, and the Purchaser will receive good and marketable title to, or a valid leasehold interest in, each of the Acquired Assets and Interests and each of the Transferred Subs will hold all of its assets and properties free and clear of all claims, liens and encumbrances, except for Permitted Exceptions.

Section 3.10 Ability to Conduct Business. The (i) Acquired Assets, (ii) Excluded Assets, (iii) tangible and intangible assets currently leased or owned by the Transferred Subs and (iv) the assets and rights made available pursuant to the Transition Services Agreement and the Trademark License Agreement, taken together, constitute substantially all of the tangible and intangible assets that are required to conduct the Business as of the Effective Date (it being understood and agreed that nothing set forth in this Section 3.10 constitutes a representation or warranty that the Business can or will be operated at the existing performance levels following the Closing Date) or are otherwise used primarily in the Business. The Acquired Assets and the tangible assets currently leased or owned by the Transferred Subs are in good operating condition and repair, ordinary wear and tear excepted.

Section 3.11 Conduct of Business. From the date of the Balance Sheet to the Effective Date, neither the Seller nor any Business Sub has taken any action that, if taken after the Effective Date, would violate Section 5.4 hereof.

Section 3.12 No Undisclosed Liabilities. Except (a) for liabilities and obligations incurred in the ordinary course after the date of the applicable portion of the combining Balance Sheet; (b) for liabilities and obligations disclosed, reflected or fully reserved for in the applicable portion of the combining Balance Sheet; and (c) for liabilities and obligations incurred in connection with the actions contemplated by Section 5.18, from the date of the Balance Sheet to the Effective Date, no Transferred Sub has incurred any material liabilities or obligations of any nature that would either (i) be required to be reflected or provided for in a balance sheet of the applicable Transferred Sub prepared in accordance with the policies, procedures and methods used to prepare the Balance Sheet or (ii) constitute an extraordinary contingent liability or financing transaction not reflected on the applicable balance sheet of each of the Transferred Subs as of June 30, 2001 with respect to which the related costs or charges have not been reflected in the Financial Statements.

Section 3.13 Taxes.

(a) Each Transferred Sub has (i) properly completed and timely filed (or will timely file) all Tax Returns required to be filed by such Transferred Sub through the Closing Date (taking into account applicable extensions) and
     (ii) paid or accrued (in accordance with generally accepted accounting principles in the applicable jurisdiction) all Taxes shown to be due on such Tax Returns other than such Taxes as are being contested in good faith by such Transferred Sub and are so described on Schedule 3.13. As of the time of filing, the foregoing Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status or other matters of the Transferred Sub or any information required to be shown thereon.

(b) There are no ongoing or to the Seller's knowledge, threatened, pending or expected, federal, state, local, provincial or foreign audits, investigations or examinations of any Tax Return of any Transferred Sub including any jurisdiction where the Transferred Sub does not file Tax Returns.

(c) There are no outstanding written requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes against any Transferred Sub.

(d) No Transferred Sub is a party to or bound by any agreement providing for the allocation or sharing of Taxes.

(e) There are no liens for Taxes upon the Acquired Assets or assets of any Transferred Sub which are not provided for in the Balance Sheet, except liens for Taxes not yet due and payable and for liens for Taxes that are being contested in good faith and that are described on Schedule 3.13.

(f) There are no outstanding rulings of, or requests for, rulings with any Taxing Authority addressed to the Transferred Subs that are, or if issued, would be binding on the Transferred Subs.

(g) None of the Acquired Assets is property which is required to be treated as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code. None of the Acquired Assets directly or indirectly secures any debt the interest on which is tax exempt under Section 103(c) of the Code. None of the Acquired Assets is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

(h) No Transferred Sub has participated in an international boycott as defined in Section 999 of the Code.

(i) Prior to Closing, the Seller shall provide the Purchaser with a clearance certificate or similar document(s) which may be required by any state or foreign taxing authority in order to relieve the Purchaser of any obligation to withhold any portion of the Purchase Price.

(j) Prior to Closing, the Seller shall furnish the Purchaser an affidavit stating, under penalty of perjury, the transferor's United States taxpayer identification number and that the transferor is not a foreign person, pursuant to Section 1445(b)(2) of the Code.

(k) With respect to Comdisco Services (Canada) Ltd., such corporation has withheld from each payment made to any of its past or present employees, officers or directors and to any non-resident of Canada, the amount of all Taxes and other deductions required to be withheld therefrom including, without limitation, all employee and employer portions for Workers' Compensation, Canada Pension Plan and Unemployment Insurance and has paid the same to the proper Tax or other receiving officers within the time required under any applicable legislation. Comdisco Services (Canada) Ltd. has remitted to the appropriate Tax Authority when required by law to do so, all amounts collected by it on account of sales Taxes including GST.

(l) "Taxes" shall mean any and all taxes, fees, levies, compulsory pension contributions or other assessments, including, without limitation, federal, state, local, or foreign income, corporate gross receipts, excise, real or personal property, sales, withholding, social security, occupation, use, service, value added, license, net worth, payroll, franchise, severance, stamp, transfer, registration, premium, windfall, profits, environmental, customs duties, capital stock, capital duty profits, unemployment, disability, alternative or add-on minimum, estimated or any similar taxes imposed by any Taxing Authority together with any interest, penalties or additions to tax and additional amounts imposed with respect thereto, (including any fee or assessment or other charge in the nature of or in lieu of any tax) in each case, whether or not disputed and including any transferee or secondary liability in respect of any tax (whether imposed by law, contractual agreement or otherwise) and any liability in respect of any tax as a result of being a member of any Affiliated, consolidated, combined, unitary or similar group. "Taxing Authority" shall mean any Governmental Entity responsible for the imposition or collection of any Taxes. "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any Taxing Authority or jurisdiction (foreign or domestic) with respect to Taxes.

Section 3.14 Property Leases.

(a) Upon the entry of the Section 363/365 Order, the Seller will sell, transfer and assign to the Purchaser a valid leasehold interest with respect to each of the Property Leases which is a lease (as opposed to a sublease) and a valid subleasehold interest with respect to each of the Property Leases which is a sublease free and clear of all liens, claims, encumbrances and security interests other than Permitted Exceptions. Schedule 1.1(b)(vi)(B) and Schedule 3.14 identifies instruments through which the Seller derives its leasehold and subleasehold interest in the Property Leases (including all amendments thereto).

(b) Set forth on Schedule 1.1(b)(vi)(B) and Schedule 3.14 is a complete and correct list of all Property Leases and all real property leased by a Transferred Sub, setting forth the address, landlord and tenant for each such Property Lease. Complete and correct copies of the Property Leases (including all documents supplemental or ancillary thereto) have been delivered to, or made available for inspection by, the Purchaser and, except as disclosed to the Purchaser in writing, none of the Property Leases have been modified in any material respect.

(c) Subject to the provisions of the applicable Property Leases and all real property leased by a Transferred Sub, each Property Lease and each real property leased by a Transferred Sub grants the tenant under such lease the exclusive right to use and occupy the premises demised thereunder. Each of the Seller and each Business Sub enjoys peaceful and undisturbed possession under each of the Property Leases and all real property leased by a Transferred Sub under which it is a tenant.

Section  3.15 Owned  Real  Property.  Set forth on  Schedule  1.1(b)(vi)(A)  and
Schedule 3.15 is a complete and correct list of all Owned Real Property and real property owned by the Transferred Subs setting forth the address and legal and beneficial owner of each such parcel of property. Each parcel included on these Schedules is assessed for real property tax purposes as a wholly independent tax lot, separate from adjoining land or improvements not constituting a part of that parcel. No rights of reversion or forfeiture apply to these properties.

Section 3.16 Real Property.

(a) To the knowledge of the Seller, the use and operation of the Owned Real Property and the real property that is the subject of the Property Leases (for the purposes of this Section 3.16, together with any material real property owned or leased by a Transferred Sub (and to the extent applicable, referred to collectively as, the "Real Property") by the Seller and the Transferred Subs does not violate any instrument of record or agreement affecting the Real Property.

(b) To the knowledge of the Seller, (i) no certificate, permit or license or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Real Property or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Real Property has not been obtained and is not in full force and effect, and there is no pending threat of modification or cancellation of any of the same, (ii) there is no written notice issued by any Governmental Entity of any violation of any federal, state, municipal, provincial or local law, ordinance, order, regulation or requirement with respect to the Real Property, (iii) there are no material structural defects relating to any Real Property, (iv) there is no Real Property the working condition of whose building improvements is such as could be reasonably likely to have a Material Adverse Effect and (v) since January 1, 2000, no casualty has occurred with respect to any Real Property for which there is no insurance in effect covering the cost of the restoration.

(c) Neither the Seller nor any Business Sub has received any written notice that (i) any condemnation proceeding is pending or threatened with respect to any Real Property or (ii) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any Real Property or by the continued maintenance, operation or use of the parking areas on any Real Property.

(d) No current use by the Seller or any Business Sub of the Real Property is dependent on a nonconforming use or other governmental approval the absence of which would materially limit the use of such properties or assets held for use in connection with, necessary for the conduct of, or otherwise material to, the Business.

(e) Schedule 3.16(e) includes a list of all the land and buildings owned, controlled, occupied or used by any Transferred Sub or in relation to which any Transferred Sub has any right, interest or liability.

(f) The Seller has not entered into any contract for sale or other disposition of any interest in the Real Property.

(g) As of the Effective Date, except for any amounts currently subject to an audit by the Seller in the ordinary course, the Seller is current with respect to the payment of any rent, service charge, insurance rent, rates, taxes or other expenses in respect of any of the Real Property.

(h) In relation to each Property Lease and each property leased by the Transferred Subs:

     (i) to the knowledge of the Seller, all covenants, conditions and agreements contained in the relevant leases, on the part of the landlord and the tenant, have been complied with in all material respects;

    (ii) the Seller has received no written notice or complaint alleging any breach or any refusal to accept rent;

    (iii) the Seller has not paid any rent or other payment more than 30 days in advance of the due date for payment;

    (vi)  no tenancy is being continued after the contractual expiry date;

     (v) Schedule 1.1(b)(vi)(C) lists the agreements by which the Seller leases or subleases, as applicable, certain portions of the Real Property to third parties (the "Leases"). Except for the Leases, Seller has not entered into any lease or sublease granting any Person the right to occupy all or any portion of the Real Property, and all Leases are in full force and have not been modified or amended except as disclosed to the Purchaser. Neither the Seller nor any Affiliate of the Seller has granted any option to purchase, right of first refusal, offer or other similar rights to any tenant under any of the Leases;

     (vi) such lease is in full force and effect; and

    (vii) the Seller, and/or an Affiliate is the holder of the tenant's or subtenant's interest, as the case may be, in the Property Lease, Seller has not assigned its interest in the Property Lease to any other party; and, except for the Leases, Seller has not entered into any sublease or any other agreement granting any party any right to occupy all or any portion of the property that is the subject of the Property Lease.

   (viii) The Seller has provided or made available to the Purchaser complete copies of all structural, mechanical, electric and environmental reports relating to the Real Property which are in the Seller's possession or under its control.

Section 3.17 Litigation. Except as could not be reasonably likely to have a Material Adverse Effect:

(a) There are no Actions pending or, to the knowledge of the Seller or the Transferred Subs, threatened, against, relating to or affecting the Business, any Transferred Sub, any assets of Transferred Subs or any of the Acquired Assets;

(b) The Seller has not received notice of, and to the knowledge of the Seller, there are no, orders or decrees of a court of competent jurisdiction outstanding against the Seller or any Business Sub that materially restricts the operation of the Business in the ordinary course or that could be reasonably likely to have a Material Adverse Effect.

Section 3.18 Environmental Compliance.

(a) The Seller and each Business Sub is, and has been since January 1, 2000, in compliance with all applicable Environmental Laws, including, but not limited to, possessing and complying with all Permits and other governmental authorizations required for its operations under applicable Environmental Laws except for such noncompliance as could not reasonably be likely to have a Material Adverse Effect.

(b) There is no pending or, to the knowledge of the Seller, threatened Action, and, to the knowledge of the Seller, there is no investigation pending or threatened against or involving any Acquired Asset or Transferred Sub under or pursuant to any Environmental Law except for such Actions or investigations as could not reasonably be expected to have a Material Adverse Effect. Neither the Seller nor any Business Sub has received written notice from any Person, including but not limited to any Governmental Entity, alleging that it has been or is in violation in any material respect of any applicable Environmental Law or otherwise may be liable under any applicable Environmental Law, which violation or liability is unresolved except for such violation or liability as could not reasonably be likely to have a Material Adverse Effect.

(c) During Seller's or the Business Subs' occupancy at any of the Real Property, to the knowledge of the Seller, there has been no deposit, burial, disposal, release, spill or discharge of Hazardous Substances on, above, underneath or from any of the Real Property, except for such releases, spills or discharges as could not reasonably be likely to have a Material Adverse Effect.

(d) The representations and warranties set forth in this Section 3.18 are Seller's sole and exclusive representations and warranties related to environmental matters.

(e)  For purposes of this Agreement:

     (i) "Environmental Laws" means all federal, state, local, provincial and foreign laws; regulations, rules and ordinances relating to pollution or protection of human health (as it relates to environmental matters, such as toxic tort or human exposure matters, but not as it relates to worker safety or Occupational Safety and Health Act matters), or the environment, including, without limitation, laws relating to releases or threatened releases of Hazardous Substances into the environment (including, without limitation, ambient air, controlled waters, surface water, groundwater, water in sewers or pipes or conduits, land, surface and subsurface strata).

     (ii) "Hazardous Substances" means any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "controlled waste," "hazardous materials," "hazardous constituents," "restricted hazardous materials," "extremely hazardous substances," "toxic substances," "contaminants," "pollutants," "toxic pollutants," or words of similar meaning and regulatory effect under any applicable Environmental Law including, without limitation, petroleum, petroleum products, polychlorinated biphenyls, asbestos and any substance (alone or in combination with any other substance) likely to cause significant harm to the environment.

Section 3.19 Intellectual Property.

(a) Schedule 1.1(b)(iv) sets forth a complete and accurate list of all material registered Acquired Intellectual Property.

(b)  Except as could not be reasonably likely to have a Material Adverse Effect:

     (i)  the Seller,  the Selling Subs or the  Transferred  Subs own or possess
          adequate   licenses  or  other  legal   rights  to  use  all  Acquired
          Intellectual Property;

    (ii) any applied for or registered trademark or copyright or issued patent owned by the Seller or any Business Sub that is included in the Acquired Intellectual Property or, to the knowledge of the Seller, used but not owned by the Seller or any Business Sub, has been duly maintained, and has not been cancelled, expired, surrendered or abandoned, except where it has been determined by the Seller or any Business Sub in the ordinary course not to maintain, or to cancel, let expire, surrender or abandon such Acquired Intellectual Property;

   (iii) except as set forth above, all registered trademarks and copyrights and all issued patents included in the Acquired Intellectual Property are subsisting and in full force and effect;

    (iv) no written claims or proceedings, or to the knowledge of the Seller, written threat of claims, have been asserted by any third party against the Seller or any Business Sub relating to the use in the conduct of the Business of any Acquired Intellectual Property rights or challenging or questioning the validity or effectiveness of any Acquired Intellectual Property, and to the knowledge of the Seller, the practice or use of the Acquired Intellectual Property does not infringe, misappropriate, violate or dilute any Intellectual Property rights of any third party;

     (v) no claims, demands or proceedings are pending by the Seller or and Business Sub charging any third party with infringement, misappropriation, dilution or violation of any Acquired Intellectual Property and to the knowledge of the Seller, no third party is misappropriating, infringing, diluting or violating any Acquired Intellectual Property;

    (vi) no settlement agreements, consents, judgments, orders, forbearance to sue or similar obligations limit or restrict the Seller's or any Business Sub's rights in and to any Acquired Intellectual Property; and

   (vii) each of the Seller and each Business Sub is and has been in material compliance with all applicable statutes, regulations and rules of any jurisdiction, relating to the export and sale of computer software and technology, including, but not limited to U.S. Export Administration Regulations.

(c) Schedule 3.19(c) lists all material agreements granting or obtaining any right to use or practice any rights under any Acquired Intellectual Property, as licensee or licensor thereunder, including, without limitation, license agreements, settlement agreements and covenants not to sue other than commercially available off-the-shelf licensed software (collectively, the "IP License Agreements"). Each IP License Agreement is binding against the Seller or a Business Sub and in full force and effect and will continue to be binding against the Seller or a Business Sub and in full force and effect immediately following the consummation of the transactions contemplated by this Agreement except for such failure to be binding and in full force and effect that could not reasonably be likely to have a Material Adverse Effect.

(d) The Seller and the Business Subs have taken commercially reasonable steps to maintain the confidentiality of their trade secrets. To the knowledge of the Seller, (i) there has been no misappropriation of any material trade secrets or other material confidential Acquired Intellectual Property by any Person, (ii) no employee, independent contractor or agent of the Seller or any Business Sub has misappropriated any trade secrets of any other Person in the course of such performance as an employee, independent contractor or agent, and (iii) no employee, independent contractor or agent of the Seller or any Business Sub is in default or breach of any term of any material employment agreement, non-disclosure agreement, assignment of invention agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of Acquired Intellectual Property.

(e) All material Software and Databases owned or leased by the Seller or a Transferred Sub for use primarily in the Business and reasonably necessary for the conduct of the Business as currently conducted are set forth in
     Schedule 3.19(e); no such Software and Databases will be, by Seller or any Business Sub: altered, redacted, truncated, rendered inoperative or less than functional as of the Closing Date, either in whole or in part, or in any other manner compromised by or immediately after the consummation of the transaction contemplated hereby; and, except as contemplated by this Agreement, neither the Seller nor any Business Sub will require access to, use of or, in any other manner, seek to exploit or employ any of the Software and Databases, in whole or in part, following the consummation of the transactions contemplated hereby. The Seller or a Transferred Sub owns or is licensed to use and transfer all such Software and Databases, and there are no other databases, programs, tools, patches, upgrades, components, rights, permissions or any other software that are not included in the Acquired Assets that will be required for the Purchaser or any Transferred Sub to employ such Software and Databases in the same manner as the Seller or any Business Sub used such Software and Databases prior to the Closing Date, immediately following the consummation of the transaction contemplated hereby. The Databases being transferred to the Purchaser hereunder include all of the Databases that are fundamental to the Business.

(f) Schedule 3.19(f) sets forth all of the material information technology (including all applications and software, hardware systems and networking and communications assets, including databases) owned or leased by the Seller or a Transferred Sub and used primarily in the operation of the Business (the "Information Technology"), except for information technology assets included among the Excluded Assets and specifically identified on
     Schedule 3.19(f). All of such Information Technology is owned by, or held under an appropriate lease or license by, the Seller or by a Transferred Sub, as the case may be, free and clear of all liens, claims and encumbrances of any nature (other than the terms of such leases or licenses); no material claims have been asserted, or, to the knowledge of the Seller, threatened by any third party against the use by the Seller or a Transferred Sub of any such Information Technology or challenging or questioning the validity or effectiveness of any license or lease under which such technology is held and the use of the Information Technology by the Seller or a Transferred Sub in the Business does not infringe, misappropriate, violate or dilute any right of a third party. Except as set forth on Schedule 3.19(f), neither the Seller nor any Transferred Sub currently licenses (or is obligated to license) rights in any of this Information Technology and all licenses relating to it are enforceable in accordance with their terms.

(g) To the knowledge of the Seller, no Acquired Intellectual Property, including but not limited to the Databases, contains any Self-Help Code that would be triggered by the Acquisition or any Unauthorized Code. As used in this Agreement: "Self-Help Code" means any back door, time bomb, drop dead device, or other software routine designed to disable a computer program automatically with the passage of time or under the positive control of a Person other than an authorized licensee or owner of a copy of the program or the right and title in and to the program; "Unauthorized Code" means any virus, Trojan horse, worm, or other software routines or hardware components designed to permit unauthorized access; or to disable, erase, or otherwise harm software, hardware, or data.

Section 3.20 Contracts. Each of (i) the master technology services agreements, master agreements, master business continuity agreements and professional services agreements between a Transferred Sub and a customer, pursuant to which such customer is obligated to pay to such Transferred Sub $250,000 or more per year is listed on Schedule 3.20(a) and (ii) the agreements, contracts and arrangements between a Transferred Sub and a vendor or other third party providing goods or services including strategic alliances, pursuant to which such Transferred Sub is obligated to pay $100,000 or more per year is listed on
Schedule 3.20(b), (x) is in full force and effect, except where the failure to be in full force and effect could not be reasonably likely to have a Material Adverse Effect and (y) there are no existing defaults by the Transferred Sub, or, to the knowledge of the Seller or a Transferred Sub, any other party thereto, thereunder, which default could be reasonably likely to have a Material Adverse Effect.

Section 3.21 Employment and Labor Matters.

(a) To the knowledge of the Seller, the Transferred Subs or any Affiliate of Seller's that is an employer of a Mismatched Employee (a "Mismatched Employer"), with respect to any Business Employee:

     (i) Except as set forth on Schedule 3.21, none of the Seller, Transferred Subs or Mismatched Employers are a party to any Collective Bargaining Agreement or other labor or union contract;

    (ii) there are no unfair labor practice charges pending or threatened against the Seller, Transferred Subs or Mismatched Employers before the National Labor Relations Board or any similar state or foreign agency;

   (iii)  there  are  no  current  questions   regarding  union   representation
          questions;

    (iv) no union, works council, or other employee representative body claims to represent or is recognized or accepted by the Seller, the Transferred Subs or Mismatched Employers for purposes of collective bargaining, negotiation or consultation;

     (v) there is no grievance arising out of any Collective Bargaining Agreement or other grievance procedure;

    (vi) there have been no strikes, labor disputes, slowdowns, work stoppages or lockouts during the past five years;

   (vii) there is not any material organizational effort currently being made or threatened;

   (viii) the Seller, Transferred Subs and Mismatched Employers have at all times been in material compliance with all applicable laws relating to employment and employment practices, including, without limitation, terms and conditions of employment, wages, hours of work, occupational safety and health, collective bargaining, the payment of social security and other payroll or similar taxes, equal employment opportunity, employment discrimination or harassment;

    (ix) none of the Seller, the Transferred Subs or Mismatched Employers are liable for any arrears of wages or penalties for failure to comply with any of the foregoing;

     (x) none of the Seller, the Transferred Subs or Mismatched Employers are in receipt of a notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation and no such investigation is in progress; and

     (xi) there are no Actions pending or threatened, between the Seller, the Transferred Subs or Mismatched Employers and any Business Employee or any current or former employee, applicants or class thereof of the Seller, Transferred Subs or Mismatched Employers alleging breach of any express or implied contract for employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship excluding individual Actions where potential liability is less than $250,000 provided that such Actions excluded from Schedule 3.21 do not exceed $500,000 in the aggregate.

(b) In the past five years, there has been no (i) "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility related to the Business, (ii) "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility related to the Business or (iii) any collective redundancies, social plan, layoffs or employment terminations sufficient in number to trigger application of any state or local law similar in effect to the WARN Act.

(c) If requested by the Purchaser, the Seller shall undertake to provide prior to Closing and within a reasonable period of time following such request, a complete and accurate list (redacted where necessary for the purposes of applicable data protection or privacy laws) of the following information for each (i) Transferred Employee; (ii) Transferred Sub Employee; and (iii) Mismatched Employee, including each such employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since March 31, 2001; accrued but unused vacation; and service history.

(d) To the knowledge of Seller, Transferred Subs or Mismatched Employers, no former or current (i) Transferred Employee; (ii) Transferred Sub Employee; or (iii) Mismatched Employee is a party to or otherwise bound by any agreement or arrangement, including any confidentiality, non-competition or proprietary rights agreement, between such employee or director and any other Person, including the Seller, Transferred Subs and Mismatched Employers, that in any way adversely affected, affects, or will affect (i) the employee's right to perform his duties as an employee of the Business or (ii) the ability of the Purchaser to conduct the Business.

(e) All employees who are engaged primarily in the operation of the Business in the United States are employed by Seller.

Section 3.22 Employee Benefits. (a) Schedule 3.22(a) contains a complete and correct list of all material employee benefit plans as defined in Section 3(3) of ERISA ("Employee Benefit Plans") and of all other material employee arrangements and commitments, whether or not employee benefit plans (including, without limitation, sick leave, vacation pay, severance pay, salary continuation for disability, consulting or other compensation arrangements, retirement plans, deferred compensation plans, bonus plans, incentive compensation plans, stock option or other stock incentive plans, equity compensation plans, employee stock purchase plans, medical, dental and vision plans, life insurance and educational assistance programs) sponsored or maintained by the Seller or an ERISA
Affiliate, or to which the Seller or an ERISA Affiliate contributes or is required to contribute, or with respect to which the Seller or an ERISA Affiliate is a party for the benefit of, or has any liability, contingent or otherwise in relation to, any Transferred Employee, Mismatched Employee or any employee or former employee of any of the Transferred Subs, except any statutory plan, benefit or contribution obligation (collectively the "Seller Plans"). As used herein, "ERISA Affiliate" shall refer to any trade or business, whether or not incorporated, under common control with the Seller within the meaning of
Section 414(b), (c), (m) or (o) of the Code and, for the avoidance of doubt, is to be deemed to refer to each of the Business Subs. Except as set forth in
Schedule 3.22, the Seller has made available to the Purchaser, where applicable, complete and correct copies of (i) all Seller Plans, (ii) all related summary plan descriptions and any subsequent summaries of material modifications, (iii) the most recent financial statements, (iv) the most recent annual reports (Form 5500 series in the case of Seller Plans in the United States), (v) the most recent IRS determination letter for all plans qualified under Code section 401(a), (vi) appropriate evidence of tax-favored or tax-exempt status for Seller Plans outside the United States, (vii) the three most recent actuarial reports,
(viii) a copy of each trust agreement or other funding arrangement, (ix) all material correspondence within the last three years with governmental and regulatory authorities relating to any Seller Plan and (x) all current material handbooks, manuals, Collective Bargaining Agreements and similar documents governing employment policies, practices and procedures.

(b)  With  respect  to each  Employee  Benefit  Plan  required  to be  listed on
     Schedule 3.22(a) which is subject to the laws of the United States, to the knowledge of Seller: (i) each Employee Benefit Plan has been operated in material compliance with its terms and with the applicable provisions of ERISA, the Code, applicable securities laws and all other applicable laws and the rules and regulations promulgated thereunder; (ii) each Employee Benefit Plan which is intended to be qualified within the meaning of Code section 401(a) is so qualified and is, as most recently amended, the subject of a favorable determination letter as to its qualification and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification; (iii) all contributions required under the terms of such plans or under applicable law have been made within the time required by law and the terms of the plans; (iv) there have been no "prohibited transactions" (as described in Section 4975 of the Code or in Part 4 of Subtitle B of Title I of ERISA) which are not exempt.

(c) Neither Seller nor any ERISA Affiliate has ever maintained, contributed or been obligated to contribute to a "Multiemployer Plan" (as such term is defined by Section 4001(a)(3) of ERISA) or to any Employee Benefit Plan which is subject to the minimum funding requirements of Part 3 of Subtitle B of Title I of ERISA or subject to Section 412 of the Code. None of the Transferring Subs has, or would, as a result of ceasing to participate in one of the Seller Plans as a result of the Acquisition, have, any special liability to contribute to or make payments in respect of a Seller Plan in which it had ceased to participate.

(d) None of the Seller, the Transferred Subs or any Selling Sub and, in relation to Mismatched Employees, no Affiliate or subsidiary of Seller is bound by any Collective Bargaining Agreement or any other agreement or legally binding arrangement (including under custom and practice) to maintain, with respect to any employee, any benefit plan.

(e) In respect of any Seller Plan: (i) all reports and information required to be provided to applicable Governmental Entities, or to plan participants and their beneficiaries with respect to that Seller Plan have been so provided except where the failure to do so would not result in a Material Adverse Effect; (ii) there are no inquiries, proceedings, claims or suits pending or threatened by any Governmental Entity or by any participant or beneficiary against any of the Seller Plans, the assets of any of the trusts of or under such Seller Plans or the Seller Plan sponsor or the Seller Plan administrator, or against any fiduciary of any of such Seller Plans with respect to the design, operation or administration of the Seller Plans, other than routine claims for benefits.

(f) To the knowledge of the Seller, the consummation of the transactions contemplated herein will not, either alone or in combination with another event, (i) entitle any Transferred Employee, Mismatched Employee or any current or former employee, officer, director, consultant or agent of any Transferred Sub to severance pay, unemployment compensation or any other payment or benefit, or (ii) except as set forth in Schedule 3.22(f), accelerate the time of payment or vesting of, or increase the amount of, compensation or benefits due to any such individual.

(g) Other than continuation of benefit coverage under group health plans as is required by applicable law, the cost of which is fully paid by the former employee or his or her dependent, none of the Seller or the Business Subs or, in relation to Mismatched Employees, any Affiliate or subsidiary of Seller maintains retiree life or retiree health plans providing for continuing coverage for any employee or any beneficiary of an employee after the employee's termination of employment.

(h) With respect to all of the Seller Plans which are subject to laws other than those of the United States: (i) each such Seller Plan is in material compliance with all applicable laws and regulatory requirements, including relevant tax laws, and the requirement of any trust deed or other governing document or applicable custom or practice, under which they are established; (ii) each Seller Plan which is intended to have tax-favored or tax-exempt status has received all necessary certificates and approvals from the relevant tax authority and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such approval; (iii) all employer and employee contributions to each such Seller Plan required by law or by the terms of such plan have been timely made, or, if applicable, accrued in accordance with normal accounting practices; (iv) the fair market value of the assets of each funded plan, the liability of each insurer for any plan funded through insurance or the book reserve established for any plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Closing, with respect to all current and former participants in such plan; (v) there have been no restricted or prohibited transactions in relation to any Seller Plan with the Seller, any Affiliate of the Seller or any person connected with the Seller or any of its Affiliates.

Section 3.23 Brokers. Except for Goldman, Sachs, & Co., no Person is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by the Seller in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller.

Section 3.24 Accuracy. No representation or warranty made by Seller in this Agreement or pursuant hereto (a) contains any untrue statement of any material fact, or (b) omits to state any fact that is necessary to make the statements made, in the context in which made, not false or misleading in any material respect.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Seller as follows:

Section 4.1 Organization. The Purchaser is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. The Purchaser is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified and in good standing could not be reasonably likely to have a material adverse effect on the Purchaser.

Section 4.2 Authority Relative to this Agreement. The Purchaser has the corporate power and authority to enter into this Agreement and the Ancillary Agreements and to carry out its obligations hereunder and thereunder. The execution, delivery, and performance of this Agreement and each of the Ancillary Agreements by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate actions. This Agreement has been duly and validly executed and delivered by the Purchaser. At the Closing, each of the Ancillary Agreements will be duly and validly executed and delivered by the Purchaser. Assuming this Agreement constitutes a valid and binding obligation of the Seller, this Agreement constitutes a valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, and upon the Closing (assuming each of the Ancillary Agreements will constitute a valid and binding obligation of the Seller) each of the Ancillary Agreements will constitute a valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its respective terms, in each case subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general equitable principles.

Section  4.3  Consents  and   Approvals.   Except  for   consents,   approvals,
authorizations, declarations, filings or registrations which may be required under the HSR Act or similar antitrust or competition legislation in any other applicable jurisdiction, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Entity is required to be made or obtained by the Purchaser in connection with the execution, delivery and performance of this Agreement or any of the Ancillary Agreements and the consummation of the transactions contemplated hereby or thereby.

Section 4.4 No Violations. Neither the execution, delivery or performance of this Agreement or the Ancillary Agreements by the Purchaser, nor the consummation by the Purchaser of the transactions contemplated hereby or thereby, nor compliance by the Purchaser with any of the provisions hereof or thereof, will (a) conflict with or result in any breach of any provisions of the articles or certificate of incorporation, as the case may be, or bylaws of the Purchaser, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time) a default (or give rise to any right of termination, cancellation, acceleration, vesting, payment, exercise, suspension, or revocation) under any of the terms, conditions or provisions of any note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan or other instrument or obligation to which the Purchaser is a party or by which the Purchaser or the Purchaser's properties or assets may be bound or affected, (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Purchaser or the Purchaser's properties or assets, (d) result in the creation or imposition of any encumbrance on any asset of the Purchaser or (e) cause the suspension or revocation of any permit, license, governmental authorization, consent or approval necessary for the Purchaser to conduct its business as currently conducted, except in the case of clauses (b), (c), (d) and (e) for violations, breaches, defaults, terminations, cancellations, accelerations, creations, impositions, suspensions or revocations that could not individually or in the aggregate be reasonably likely to have a material adverse effect on the Purchaser.

Section 4.5 Brokers. Except for Broadview Int'l LLC, no Person is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by the Purchaser in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.

Section 4.6 Financing. As of the Execution Date and on the Closing Date the Purchaser will have sufficient funds available to deliver the Unadjusted Cash Purchase Price to the Seller and consummate the transactions contemplated by this Agreement. Upon the consummation of the Acquisition, (i) the Purchaser will not be insolvent, (ii) the Purchaser will not be left with unreasonably small capital, (iii) the Purchaser will not have incurred debts beyond its ability to pay such debts as they mature and (iv) the capital of the Purchaser will not be impaired.

                                    ARTICLE V

                                    COVENANTS

Section 5.1 Bankruptcy Actions.

(a) The Seller shall promptly provide the Purchaser with drafts of all documents, motions, orders, filings or pleadings that the Seller or any of its subsidiaries proposes to file with the Bankruptcy Court which relate to
     (i) this Agreement or the transactions contemplated hereunder; (ii) entry of the orders described in this Section 5.1; (iii) the Section 363/365 Motion; and (iv) the Purchaser, and will provide the Purchaser with a reasonable opportunity to review such documents in advance of their service and filing to the extent reasonably practicable under the circumstances. The Seller shall, and shall cause its subsidiaries to, consult and cooperate with the Purchaser, and consider in good faith the views of the Purchaser with respect to all such filings.

(b) The Seller shall comply (or obtain an order from the Bankruptcy Court waiving compliance) with all requirements under the Bankruptcy Code and Federal Rules of Bankruptcy Procedure in connection with obtaining approval of the sale of the Interests and the Acquired Assets under this Agreement. Notice of the Sale Hearing, the 363/365 Sale Motion, and request for entry of the Section 363/365 Order and the objection deadline shall be served by the Seller in accordance with Rules 2002, 6004, 6006 and 9014 of the Federal Rules of Bankruptcy Procedure and any applicable local rules of the Bankruptcy Court on all Persons required to receive notice in the Chapter 11 Case under such rules, including, but not limited to, all Persons which have asserted liens, encumbrances or other interests in the Acquired Assets, all non-debtor parties to all Acquired Intellectual Property License Agreements, Customer Contracts, Property Leases (including licensees and sublessees and overlandlords), and other contracts included in the Acquired Assets, counsel to the official committee of unsecured creditors appointed in the Bankruptcy Case (if appropriate), the Office of the United States Trustee, all indenture trustees for debt issued by the Seller, and each of the Seller's creditors (the "Required Creditor Notices").

     In addition, notice of the Section 363/365 Motion for the Section 363/365 Order, the Sale Hearing thereon and the objection deadline shall be given by the Seller by publication of a notice (the "Publication Notice") in the New York Times and the Wall Street Journal National Edition. Such notice shall be published at the Seller's expense, and such publication notice shall be in form and substance reasonably satisfactory to the Purchaser.

Section 5.2 [Intentionally left blank.]

Section 5.3  Compliance  With  Bidding  Procedures  Process;   Maintenance  of
Confidentiality. (a) The Seller shall solicit offers for the sale of the Acquired Assets of the Business only to the extent of and as provided by the Bidding Procedures and Overbid Procedures Order from the Effective Date until the Closing Date.

(b) The Seller shall provide or make available to the Purchaser any non-public material information with respect to the Seller and its subsidiaries that it has provided to any third party in accordance with the Bidding Procedures.

(c) The Seller shall not release any Person from, or waive any provisions of, any confidentiality agreement entered into in accordance with the Bidding Procedures.

(d) The Seller shall use its reasonable best efforts to maintain the confidentiality of non-public information in the Seller Disclosure Schedules. In the event any Person seeks to obtain the Seller Disclosure Schedules without complying with the Bidding Procedures, the Seller shall use its reasonable best efforts to seek and obtain a protective order with respect thereto.

Section 5.4 Conduct of Business by the Seller Pending the Closing. The Seller covenants and agrees that, except (i) as expressly contemplated by this Agreement, (ii) as disclosed in Schedule 5.4, (iii) with the prior written consent of the Purchaser, (iv) as required by, arising out of, relating to or resulting from, the filing of the Petitions or otherwise approved by the Bankruptcy Court or (v) to the extent required by the lenders in connection with the Financing (so long as the Financing shall not encumber or otherwise impair any Acquired Assets or assets of Transferred Subs after the Closing), after the Effective Date and prior to the Closing Date:

(a) the Seller shall, and shall cause its Affiliates to: (i) use commercially reasonable efforts to conduct the Business only in the ordinary course, including continuing to pay all obligations when due, adequately funding the Business and performing in all material respects all of its obligations under all agreements and instruments relating to or affecting the Business or the Acquired Assets; (ii) use good faith efforts to maintain good relations with the customers of and vendors to the Business, and with the employees of the Business; and (iii) maintain its good standing, or the local equivalent in the jurisdiction of its organization and to cause each of the Transferred Subs to meet its debts in the ordinary course; and

(b) the Seller shall not, and shall cause its Affiliates not to, take the following actions with respect to the Transferred Subs, the Business, the Interests and the Acquired Assets:

     (i) any amendment, supplement, termination or cancellation of the articles of incorporation or by-laws or similar organizational documents of the Seller or a Business Sub;

    (ii) the issuance or sale of any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls commitments or rights of any kind to acquire the shares of, the capital stock or equity or membership interests of any Transferred Sub, other than an issuance or sale of such of the foregoing to the Seller or one of the Selling Subs;

    (iii) a pledge, mortgage, acquisition, sale, lease or disposition of any Acquired Assets, the Interests or the assets or properties of a Transferred Sub except in the ordinary course or any transfer of assets, properties or employees from the Seller or a Transferred or a Selling Sub to an Excluded Sub (other than advances or contributions to the capital of an Excluded Sub by Seller in the ordinary course);

     (iv) (A) the incurrence or assumption of any long-term or short-term debt (including in respect of capitalized leases) or the issuance of any debt securities by a Transferred Sub except for borrowings under existing lines of credit or from the Seller in each case in the ordinary course and in a manner consistent with past practice; (B) the assumption, guarantee, endorsement or otherwise becoming liable or responsible (whether directly, contingently or otherwise) by a
          Transferred Sub for the material obligations of any other Person except in the ordinary course in an amount not material to the Business; or (C) the making by a Transferred Sub of any material loans, advances or capital contributions to, or investments in, any other person, in each case other than in the ordinary course;

     (v) the entering into new contracts or agreements that are not terminable upon the Closing between a Transferred Sub on the one hand and the Seller, a Selling Sub or an Excluded Sub or another Affiliate of the Seller (other than a Transferred Sub) on the other hand other than in the ordinary course and otherwise not material;

    (vi) the acquisition or disposition by a Transferred Sub (by merger, consolidation or acquisition of stock or assets) of any corporation, partnership or other business organization or division thereof or any equity interest therein (other than in the ordinary course);

   (vii) any increases in, or additions to, the compensation payable to any of the Transferred Employees, any of the Mismatched Employees or any employees of the Transferred Subs, including pursuant to a Seller Plan, other than in the ordinary course or pursuant to existing Seller Plans or arrangements;

   (viii) a failure to maintain books, records and accounts of the Seller, any Transferred Sub or the Business in the ordinary course;

     (ix) a material amendment to a contract included in the Acquired Assets or any contract or agreement to which a Transferred Sub is a party other than in the ordinary course;

     (x) a change of any of the accounting methods or procedures used by the Seller or a Business Sub unless required by GAAP or applicable law;

     (xi) bringing, settling, compromising or waiving any Action or legal right affecting the validity or value of any Acquired Assets, the Interests, the Business or any assets or properties of any Transferred Sub other than in the ordinary course and if not material;

    (xii) payment of any dividends or distributions or other return of capital by any Transferred Sub;

   (xiii) after October 1, 2001, make or commit to make capital expenditures in excess of $2 million in the aggregate except in furtherance of the capital expenditure plans described in Schedule 5.13;

    (xiv) the amendment, variation, termination or waiver of any Property Lease or rights thereunder;

     (xv) the grant or acceptance of any lease in respect of the Owned Real Property;

    (xvi) except as provided in Section 5.18, a reduction in the workforce of the Business of more than 20 employees;

   (xvii) except in the ordinary course, enter into any lease, sublease, license, broker agreement, service contract, management contract, utility agreement or other agreement relating to any of the Real Property which would be binding on the applicable property or the Purchaser after the Closing; and

  (xviii) the authorization or entering into an agreement to do any of the foregoing.

Section  5.5 Access and  Information.  (a)  Subject to the  Bidding  Procedures,
applicable law and the reasonable requirements of the Seller to protect competitively sensitive information, the Seller shall afford to the Purchaser and to the Purchaser's financial advisors, legal counsel, accountants, consultants, financing sources and other authorized representatives reasonable access during normal business hours throughout the period prior to the Closing Date to the books, records, properties and personnel of the Seller, the Selling Subs and the Transferred Subs and, during such period, shall furnish reasonably promptly to the Purchaser such information as the Purchaser reasonably may request;

(b) The Seller shall deliver to the Purchaser monthly financial statements of the Business prepared on the same basis as the Financial Statements (including balance sheets and income statements), on or before the end of the following month; and

(c) The Seller shall notify the Purchaser promptly if any of the 25 largest customers (measured by revenue) of the Business cancels or materially modifies or terminates its contract, agreement or arrangement or gives the Seller written notice of its assertion or intention to do any of the foregoing.

Section 5.6 Approvals and Consents; Cooperation; Notification.

(a)  The  parties  hereto  shall use their  respective  commercially  reasonable efforts, and cooperate with each other, to obtain as promptly as practicable all approvals, consents or waivers from Governmental Entities required in order to consummate the transactions contemplated by this Agreement; provided, however, that neither the Purchaser nor any Affiliate of the Purchaser shall be required to divest itself of any business, operations, assets or properties (including, without limitation, those acquired hereunder) or agree to limit the freedom of the Purchaser or its Affiliate to conduct any business or operation in connection with or following the Closing, whether under the proceedings referred to in Section 5.6(b) or otherwise.

(b) The Seller and the Purchaser shall take all actions necessary to file as soon as practicable (and in any event within five business days after the Execution Date) all notifications, filings and other documents required to obtain all approvals, consents or waivers from Governmental Entities, including, without limitation, under the HSR Act, and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission, the Antitrust Division of the Department of Justice and any other Governmental Entity for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any Governmental Entity in connection therewith. The Purchaser agrees to take promptly all commercially reasonable steps necessary to avoid or eliminate each and every impediment under any antitrust or competition law that may be asserted by any U.S. federal, non-U.S. national, state or local antitrust or competition authority so as to enable the parties to expeditiously close the transactions contemplated by this Agreement. Notwithstanding anything to the contrary in this Agreement, the Seller may take all such actions necessary to facilitate the filing of notifications, filings and other documents required to obtain all approvals, consents or waivers from Governmental Entities, including without limitation under the HSR Act, in connection with Qualified Bidders (as defined in the Bidding Procedures). (1)

(c) Each of the Seller and the Purchaser shall give prompt notice to the other of the occurrence or failure to occur of an event that would, or with the lapse of time would, cause any condition to the consummation of the transactions contemplated hereby not capable of satisfaction.

(d) If any judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Entity or private party challenging the Acquisition, then (i) Purchaser shall take promptly any and all steps necessary to prosecute and defend all such actions or proceedings; (ii) Seller shall cooperate in all respects with Purchaser in contesting and resisting any such action or proceeding and attempting to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Acquisition;
     (iii) Purchaser shall have the right to control the defense of any such action or proceeding; (iv) Purchaser will pay all of Seller's reasonable expenses incurred by Seller in the defense of such action or proceeding;
     (v) Seller shall promptly inform Purchaser of any and all oral or written communication between Seller and any third party relating to the Acquisition including any communication with a customer, supplier, hardware or software manufacturer, Governmental Entity, or judicial body; and (v) Seller shall give Purchaser an opportunity to participate in the communication if at all possible, and, in the case of communication written by Seller, give Purchaser an opportunity to review the communication before it is made.

Section 5.7 Additional Matters. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and to vest in the Purchaser or a Transferred Sub all rights in and to the assets and properties of the Business (other than Excluded Assets) in accordance with this Agreement, including, without limitation; the execution of appropriate separate purchase agreements in any jurisdiction requiring such an agreement to complete the transactions contemplated hereby; the subsequent transfer of any Acquired Assets which are not transferred at the Closing; and the execution and delivery of such further documentation as either party may reasonably require at or after the Closing. The obligations of each of the Purchaser and the Seller pursuant to this Article V shall be subject to any orders entered or approvals or authorizations granted by the Bankruptcy Court and the Bankruptcy Code.

Section 5.8 Employment of Business Employees. (a) Subject to the agreed upon reduction in force set forth in Section 5.18, within five (5) business days before the issuance of the Section 363/365 Order by the Bankruptcy Court approving the Acquisition by the Purchaser, the Purchaser shall make offers of employment, effective as of the Closing Date, to (i) substantially all of the employees of the Seller who are primarily engaged in the operation of the Business, including, specifically, all employees who may be subject to the Assumed SIP Guarantees (those who accept such offers are referred to collectively as the "Transferred Employees") and (ii) substantially all of the employees of the Seller's Affiliates and subsidiaries (other than the Transferred Subs) who are primarily engaged in the Business in respect of jurisdictions where the Business is operated by a Transferred Sub and who would not otherwise transfer to Purchaser's group or a Transferred Sub automatically by operation of law as a result of the Acquisition and who have been identified by Seller in a letter to Purchaser (those who accept such offers are referred to collectively as the "Mismatched Employees"), on terms and conditions that, with respect to retention bonus, are equivalent in all material respects to the retention bonus currently offered to each such employee by the Seller, Transferred Sub and Mismatched Employer, with respect to salary, sales commissions and annual bonus are substantially similar in all material respects to those currently offered to similarly situated employees of Purchaser, and with respect to other matters, are, subject to any overriding legal and regulatory requirements, substantially similar, in the aggregate, in accordance with Purchaser's established policies, including, but not limited to, eligibility requirements, to those currently offered to similarly situated employees of Purchaser. For the avoidance of doubt, Purchaser is not hereby obligated to employ any of the Transferred Employees or Mismatched Employees for any particular period.

Notwithstanding the foregoing, the Purchaser shall not be liable for any amount of any sales commissions, annual bonus or retention bonus attributable to any period prior to the Closing. The Seller shall pay all amounts accrued by any Transferred Employee or Mismatched Employee under the Seller's Incentive Compensation Plan, Seller's or Mismatched Employers' sales commission plans, the Seller's Key Performance Award Plan or the Seller's Special Management Incentive Plan (collectively, the "Incentive Plans") with respect to any full or partial calendar month ending on or before the Closing. The provisions of the preceding sentence shall apply only to liability to pay bonuses under the plans described in this Section 5.8(a) and all other compensation and benefits payable to such Transferred Employees and Mismatched Employees shall be payable to the same by their respective employers during the respective periods of employment.

Notwithstanding any provision in this Agreement, the Purchaser shall recognize, honor and assume the liability for each such Transferred Employees and Mismatched Employee's accrued but unused vacation and sick time with the Seller, Transferred Subs and Mismatched Employers, as accrued as of the Closing.

(b) With respect to each employee of the Transferred Subs ("Transferred Sub Employee"), the Purchaser agrees to cause each Transferred Sub to provide all employees of such Transferred Sub with salary, sales commissions, annual bonus and retention bonus, which are substantially equivalent to those currently offered to each such employee by the Seller and Transferred Sub and with respect to other matters, which are substantially similar, in the aggregate, to those currently offered to each such employee by the Seller and Transferred Sub, which terms and conditions will continue after the Closing Date for at least as long as is required by applicable law. For avoidance of doubt, Purchaser shall cause the Transferred Subs to be liable for any amount of sales commissions, annual bonus and retention bonus and special management incentive bonus accrued by any Transferred Sub Employee prior to or after the Closing.

(c) Seller shall use its commercially reasonable endeavors to encourage all Mismatched Employees to accept Purchaser's offer of employment. Seller shall indemnify and hold harmless Purchaser, its subsidiaries and Affiliates (including the Transferred Subs) against any and all claims, losses, damages, expenses, obligations and liabilities (including costs of collection, attorneys' fees and other costs of defense) which the Purchaser, its subsidiaries or Affiliates (including the Transferred Subs) may incur in connection with any termination of employment by Seller and the respective Mismatched Employer of any employee of Seller or a Mismatched Employee who does not accept Purchaser's offer of employment.

(d) As used hereinafter, the term "Business Employees" shall mean, collectively, the Transferred Employees, Mismatched Employees and Transferred Sub Employees. Except as agreed between the Seller and Purchaser, effective as of the Closing Date, the Business Employees shall cease participation in all of the Seller Plans and, subject to the Purchaser's standard policies, including but not limited to eligibility requirements, commence participation in plans sponsored or established by the Purchaser (or the appropriate assignee for purposes of Section 1.11) including, but not limited to health, life insurance and disability plans ("Purchaser Plans"). The Purchaser shall recognize and give credit for all service by each Business Employee with the Seller or any predecessor or Affiliate of Seller for purposes of eligibility, vesting and benefits under the Purchaser's employee benefits plans and policies, including but not limited to, flexible time off including vacation, sick leave, personal or family leave and retirement benefits, except for benefit accruals under any of Purchaser's defined benefit plans and to the extent such credit would result in duplication of benefits. Notwithstanding any provision in this Agreement, the Purchaser shall provide or cause the Transferred Subs to provide to each Business Employee whose employment is involuntarily terminated within six (6) months of the Closing Date severance benefits that are equivalent to those currently offered to each such employee by the Seller, Transferred Sub or Mismatched Employer. Notwithstanding any provision in this Agreement, those of the Purchaser Plans which are health benefit plans shall not, with respect to any Business Employee or any dependents of such employee, limit or otherwise restrict participation thereunder for reason of any pre-existing condition limitation or waiting period in any such Purchaser Plan. Purchaser shall use its commercially reasonable efforts to accommodate the direct rollover of eligible rollover distributions made to any Transferred Employees, including loans, from the Comdisco Retirement Plan to the SunGard Data Systems Inc. Savings Plan, subject to administrative feasibility. In accordance with Purchaser's policies and stock option plans, the Purchaser shall issue stock options to key Business Employees. The Purchaser shall recognize and give credit for medical plan deductibles paid under Seller's plans by Transferred Employees who are subject to medical plan deductibles.

(e) The Purchaser shall indemnify and hold the Seller, the Selling Subs and their subsidiaries and Affiliates harmless from and against any and all claims, losses, damages, expenses, obligation and liabilities (including costs of collection, attorneys' fees and other costs of defense) which the Seller, the Selling Subs or their subsidiaries or Affiliates may incur in connection with any suit or claim or violation brought against the Seller, the Business Subs or their subsidiaries or Affiliates under the WARN Act or any similar national, multi-national, state or local law that relates to actions taken by the Purchaser on or after the Closing Date with regard to any site of employment or one or more facilities or operating units within any site of employment of the business of the Purchaser. The Seller shall indemnify and hold harmless the Purchaser, the Transferred Subs and their respective subsidiaries and Affiliates against any such claims losses, damages, expenses, obligations, and liabilities referred to in the previous sentence that relates to actions taken by the Seller or the Business Subs prior to the Closing Date.

(f) If requested by Purchaser Seller shall undertake to provide prior to Closing and within a reasonable period of time following such request, accurate details of all material employment practices, policies, contracts, programs or arrangements applicable to employees and former employees of the Transferred Subs, together with summaries of all material employment rights and benefits applying to such individuals by virtue of custom and practice.

(g) The Seller shall use reasonable best efforts to cause the entry of an order approving the Incentive Plans with respect to amounts payable to the Transferred Employees and the Mismatched Employees (the "Retention Order"), such that the Retention Order becomes a Final Order on or prior to the entry of the Section 363/365 Order.

Section 5.9 Termination of Consent Decree. Effective on the Closing Date, the Seller and the Purchaser shall terminate the consent decree dated September 1, 1988 and all litigation matters between the parties and their affiliates, and shall exchange mutual releases with respect thereto (the "Mutual Release").

Section 5.10 Books and Records. For a period of seven (7) years after the Closing Date (or such longer period as may be required by any Governmental Entity or legal proceeding):

(a) the Purchaser shall not dispose of or destroy any of the business records and files of the Business transferred to it hereunder; and

(b) the Purchaser shall allow the Seller and any of its directors, officers, employees, counsel, representatives, accountants and auditors access to the Transferred Employees, employees of the Transferred Subs and other employees of the Purchaser or its subsidiaries engaged in the operation of the Business and all business records and files of the Sellers, the Business Subs or the Business that are transferred to it in connection herewith, which are reasonably required by the Seller for purposes related to the Chapter 11 Case, tax matters and other reasonable business purposes, during regular business hours and upon reasonable notice and the Seller shall have the right to make copies of any such records and files. Neither the Seller nor any of its Affiliates shall solicit for employment or hire any Transferred Employees, employees of the Transferred Subs or other employees engaged in the operation of the Business to which the Purchaser allows access under this Section 5.10 for a period of 2 years after such access is last allowed.

Section 5.11 Termination of Intercompany Agreements. On or prior to the Closing Date, the Seller shall terminate, or shall cause to be terminated, all of the agreements, contracts or arrangements between a Transferred Sub on the one hand, and the Seller, a Selling Sub or any other Affiliate of the Seller (other than a Transferred Sub) on the other hand relating to the provision of services, cost-sharing or any other intercompany arrangement, including without limitation, such of the foregoing as are listed or described on Schedule 5.11.

Section 5.12 Nominal Shareholders of Comdisco France. The Seller shall cause each of the nominal director shareholders (as listed on Schedule A) of Comdisco Continuity Services France S.A., a stock company organized under the laws of France and one of the Transferred Subs ("Comdisco France"), to transfer his or her respective share of stock in Comdisco France to the designee of the Purchaser at the Closing without payment of additional consideration by the Purchaser.

Section 5.13 Capital Expenditures. During the period between the Effective Date and the Closing, the Seller shall continue to fund and pursue, in all material respects, the capital expenditure projects substantially as described in the Seller's current capital expenditure plan attached hereto as Schedule 5.13.

Section 5.14 Release of Guarantees. With respect to any guaranty, letter of credit of the Seller assumed by the Purchaser as an Assumed Liability, the Purchaser shall use its commercially reasonable efforts to have the Seller or its Affiliate released from such guaranty and, if requested by the assured parties, shall substitute a substantially similar guaranty or letter of credit, as applicable, in its place.

Section 5.15 Maintenance of Properties. Until the Closing, the Seller shall use its commercially reasonable efforts to cause the Real Property and the Tangible Personal Property included in the Acquired Assets to be maintained in substantially the same condition that it has heretofore maintained same and shall operate the Real Property in substantially the same manner as it has heretofore operated same, and the Seller shall promptly inform the Purchaser in writing of any material adverse change to the ownership, use, occupancy, leasing or operation of any Real Property, whether or not insured against.

Section 5.16 Joinder of Selling Subs. The Seller shall cause each Selling Sub to execute and deliver at or prior to Closing, a joinder to this Agreement substantially in the form of Exhibit I whereby such Selling Subs agrees to transfer and sell to the Purchaser all of its rights and incidents of interest to the Interests and the Acquired Assets.

Section 5.17 Insurance. The Seller shall use its commercially reasonable efforts to maintain in effect all of the existing contracts or policies of insurance to the extent relating to the Business. With respect to any damage or destruction of any of the Acquired Assets prior to the Closing Date for which the Seller would be entitled to assert, or cause any Affiliate or other Person to assert, a claim for recovery under any contract or policy of insurance maintained by or for the benefit of the Seller or any Affiliate thereof in respect of the Acquired Assets, at the request of the Purchaser, the Seller will use reasonable efforts to assert one or more claims under such insurance covering such damage or destruction. In the case of any damage to or destruction of the Acquired Assets occurring prior to the Closing Date that is covered by insurance maintained by the Seller or any Affiliate of the Seller, the Seller shall deliver all insurance proceeds realized therefrom to the Purchaser at Closing or as soon thereafter as collected by the Seller or such Affiliate.

Section 5.18 Web Hosting Reduction in Force. The Seller shall terminate or cause the Transferred Subs to terminate the employment of 60 to 70 employees in its web services business at or prior to Closing; provided, however, that any such employees that terminate their employment with Seller or that have been transferred out of Seller's web services business to another open position within the Business, shall count as terminated employees for the purposes of this section. The termination of employment of any such employees employed by Comdisco Continuity Services (UK) Limited at the Comdisco site in Poole (England) or by any other Transferred Sub shall be made in accordance with applicable law.

Section 5.19 Real Estate Credits and Prorations. The Seller and the Purchaser shall prorate all rent, additional rent and other payments under the Property Leases and the Leases (and all other similar customary adjustments) and Taxes and assessments levied against the Owned Real Property as of 12:01 a.m. on the Closing Date. With respect to any amounts (including Taxes) that have not yet been billed or otherwise determined, the Seller and the Purchaser shall prorate such amounts based on the most recent ascertainable bill. The Purchaser and the Seller agree to prorate real estate Taxes and assessments based on when such Taxes and assessments are due and payable, notwithstanding when such Taxes and assessments become a lien on the Owned Real Property.

Section 5.20 Lease of Rosemont Facility. At or prior to Closing, the Seller and the Purchaser shall enter into a lease agreement for space in the 6111 North River Road, Rosemont, Illinois building on substantially the same terms and conditions (including price and term) on which the Seller leases space in the 6133 North River Road, Rosemont, Illinois building.

Section 5.21 Confidentiality. Seller acknowledges that Purchaser has legitimate and continuing interests in the protection of the confidential information related to the Business and that Purchaser is investing substantial sums and will continue to invest substantial sums to develop, maintain and protect such confidential information. From and after the Closing, Seller shall not, and shall cause each of its Affiliates not to, disclose, furnish or make accessible to any Person or use for its own benefit or the benefit of any other Person any trade secrets or other confidential or proprietary information of the Business, prospects of the Business and financial condition of the Business including without limitation any business plans, financing plans, financial information, contract prices and other terms, strategies, methods and computer programs of the Business; and any information obtained by or revealed to during any negotiations or review relating to this Agreement or any Ancillary Agreement, provided that such protected information shall not include (i) information required to be disclosed by law, subject to prior consultation with the Purchaser to the extent reasonably practicable, (ii) information known to the public or otherwise available to the public without violation of this Agreement by Seller and (iii) information of the Business that also relates to a business of Seller other than the Business, but only to the extent relating to such other business.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

Section 6.1 Conditions Precedent to Obligation of the Seller and the Purchaser. The respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions:

(a) The Bankruptcy Court shall have entered in the Bankruptcy Case the Section 363/365 Order (together with any related findings of fact or conclusions of law) approving this Agreement and the transactions contemplated hereby no later than November 5, 2001. The Section 363/365 Order shall not have been vacated, stayed, amended, reversed or modified. The Section 363/365 Order shall contain (or be accompanied by) findings of fact and conclusions of law by the Bankruptcy Court that, among other things, find and conclude that (y) the transactions contemplated hereby are in good faith and otherwise satisfy the provisions of Sections 363 and 365, including Section 363(m) of the Bankruptcy Code and (z) that the Seller has complied with the notice requirements of Rules 2002, 6004, 6006 and 9014 of the Federal Rules of Bankruptcy Procedure and any applicable rules of the Bankruptcy Court with respect to the transactions contemplated by this Agreement.

(b) the waiting period applicable to the Acquisition, if any, under the HSR Act shall have expired or been terminated, all necessary and expedient foreign filings, in the reasonable opinion of the Purchaser (including pursuant to antitrust or competition legislation in Canada or any other applicable jurisdiction similar to the HSR Act), shall have been made, all applicable waiting and other time periods (including any extensions thereof) under any applicable legislation or regulation of any relevant foreign jurisdiction shall have expired, lapsed or been terminated and all statutory or regulatory obligations in any relevant foreign jurisdiction shall have been complied with in each case in connection with the Acquisition, and all authorizations from any foreign Governmental Entity considered necessary or appropriate in the reasonable opinion of the Purchaser shall have been obtained and all such authorizations remaining in full force and effect and there being no notice of any intention to revoke, suspend or adversely restrict or modify any of the same;

(c) no action, suit or proceeding (including any proceeding over which the Bankruptcy Court has jurisdiction under 28 U.S.C. ss. 157(b) and (c)) brought by any Governmental Entity shall be pending to enjoin, restrain or prohibit the Acquisition, or that would be reasonably likely to prevent or make illegal the consummation of the transactions contemplated by this Agreement. For the avoidance of doubt, the ongoing investigation by the Antitrust Division of the U.S. Department of Justice, relating to the sale of the Business to Purchaser, by itself, would not be deemed a "proceeding" under this Section 6.1(c); and

(d) no Governmental Entity shall have issued any order, decree or ruling, and there shall not be any statute, rule or regulation, restraining, enjoining or prohibiting the consummation of the Acquisition.

(e) Notwithstanding any provisions to the contrary contained in this Agreement, the Section 363/365 Order shall provide and declare that all right, title and interest of the Seller under each of the contracts included within the Acquired Assets, including but not limited to the IP License Agreements, Customer Contracts and Property Leases shall, upon Closing, be transferred and assigned to and fully and irrevocably vest in the Purchaser and remain in full force and effect, unless the Seller shall have obtained consent to the assignment and assumption by the Purchaser of the contracts in form and substance reasonably satisfactory to the Purchaser. The Section 363/365 Order shall also declare and include or be accompanied by findings of fact and conclusions of law of the Bankruptcy Court which, among other things, shall determine and declare: (a) that each contract is in full force and effect and is an executory contract of the Seller under Section 365 of the Bankruptcy Code; (b) that the Seller may assume each contract in accordance with Section 365 of the Bankruptcy Code; (c) that the Seller may assign each contract in accordance with Sections 363 and 365 of the Bankruptcy Code and any provisions in any contract that prohibit or condition the assignment of such contract constitute unenforceable anti-assignment provisions which are void and of no force and effect; (d) that all other requirements and conditions under Section 363 and 365 of the Bankruptcy Code for the assumption by the Seller and assignment to the Purchaser of each contract have been satisfied; (e) that upon Closing, in accordance with Sections 363 and 365 of the Bankruptcy Code, the Purchaser shall be fully and irrevocably vested in all right, title and interest of each contract, including but not limited to each Customer Contract, Property Leases and licensee or sublicensee under each IP License Agreement and that following the Closing, each contract shall remain in full force and effect;
     (f) the assignments of each contract is in good faith under Section 363(b) and (m) of the Bankruptcy Code; and (g) that the Seller gave due and proper notice of such assumption and assignment to each landlord, licensor, sublicensor and other non-debtor party under each contract as well as to any sublicensees, subtenants and landlords. The Section 363/365 Order, and any related findings of fact and conclusions of law, with respect to the matters set forth in this Section 6.1(e)) shall be in form and substance satisfactory to the Purchaser. All liabilities and costs required to cure as required by Section 365(b) of the Bankruptcy Code defaults under the contracts as required by Section 365(b) of the Bankruptcy Code shall be the responsibility of the Seller.

Section 6.2 Conditions Precedent to Obligation of the Seller. The obligation of the Seller to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing Date of the following additional conditions:

(a) the Purchaser shall have performed in all material respects its obligations under this Agreement required to be performed by the Purchaser at or prior to the Closing Date; and

(b) each of the representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all respects (without regard to any materiality or knowledge exceptions or qualifications contained therein) as of the Closing Date, except where the failure of such representations and warranties to be so true and correct does not, and could not be reasonably likely to have a material adverse effect on the Purchaser or its ability to consummate the Acquisition.

Section 6.3 Conditions Precedent to Obligation of the Purchaser. The obligation of the Purchaser to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing Date of the following additional conditions:

(a) the Seller shall have performed in all material respects its obligations under this Agreement required to be performed by the Seller at or prior to the Closing Date;

(b) each of the representations and warranties of the Seller contained in this Agreement shall be true and correct in all respects (without regard to any materiality or knowledge exceptions or qualifications contained therein) as of the Closing Date, except where the failure of such representations and warranties to be so true and correct does not, and could not be reasonably likely to have a Material Adverse Effect; and

(c) there shall not have occurred a Material Adverse Effect since the Effective Date.

                                   ARTICLE VII

                       TERMINATION, AMENDMENT, AND WAIVER

Section 7.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing Date by mutual written agreement of the Purchaser and the Seller.

Section 7.2 Termination by Either the Purchaser or the Seller. This Agreement may be terminated at any time prior to the Closing Date by either the Purchaser or the Seller if the Closing Date shall not have occurred on or before December 5, 2001; provided however, that the right to terminate this Agreement pursuant to this Section 7.2 shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of the failure of the Closing Date to have occurred on or prior to such date.

Section 7.3 Termination by the Purchaser. This Agreement may be terminated at any time prior to Closing by the Purchaser (provided that it is not in material breach of any representation, warranty or covenant or other agreement contained herein) if:

(i) the Section 363/365 Order shall not have been entered by Bankruptcy Court on or prior to November 5, 2001, and as of the time of such termination has not been entered;

(ii) the Retention Order shall not have been entered by the Bankruptcy Court and shall not have become a Final Order on or prior to the entry of the
       Section 363/365 Order and as of the time of such termination has not been entered and become a Final Order;

(iii) upon (x) the conversion of the Chapter 11 Case to cases under chapter 7 of the Bankruptcy Code, (y) the filing of a plan of reorganization by the Seller which does not provide for the sale of the Acquired Assets to the Purchaser under this Agreement, or (z) the appointment of a Chapter 11 trustee in the Bankruptcy Case; or

(iv) upon a willful breach of any covenant or agreement on the part of the Seller set forth in this Agreement such that the condition in Section 6.3(a) would not be satisfied; provided, that if any such breach is curable prior to December 5, 2001 through the use of the Seller's reasonable best efforts, so long as the Seller, following written notice with respect to such breach from the Purchaser, shall be using its reasonable best efforts to cure such breach, the Purchaser may not terminate this Agreement pursuant to this Section 7.3(iv).

Section 7.4 Effect of Termination and Abandonment. In the event of termination of this Agreement pursuant to this Article VII, written notice thereof shall be given as promptly as practicable to the other party to this Agreement and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein (a) there shall be no liability or obligation on the part of the Seller, the Purchaser, or their respective officers, directors and Affiliates, and all obligations of the parties shall terminate, except (i) for the obligations of the parties pursuant to Sections
7.4 and 8.7, and (ii) that a party that has willfully breached its representations, warranties, covenants, or agreements set forth in this Agreement shall be liable for damages occasioned by such breach, including without limitation any expenses, including the reasonable fees and expenses of attorneys, accountants and other agents incurred by the other party in connection with this Agreement and the transactions contemplated hereby, and Purchaser shall have the right to commence an action for specific performance in addition to other remedies hereunder; and (b) all filings, applications and other submissions made pursuant to the transactions contemplated by this Agreement shall, to the extent practicable, be withdrawn from the agency or person to which made.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

Section 8.1 Indemnification.

(a) By the Seller. The Seller covenants and agrees to defend, indemnify and hold harmless the Purchaser, its Affiliates (including, from and after the Closing, the Transferred Subs) and the officers, directors, employees, agents, advisers and representatives of each such Person (collectively, the "Purchaser Indemnitees") from and against, and pay or reimburse the Purchaser Indemnitees for, any and all claims, liabilities, obligations, losses, fines, costs, royalties, proceedings, deficiencies or damages (whether absolute, accrued, conditional or otherwise and whether or not resulting from third party claims), including out-of-pocket expenses and reasonable attorneys' and accountants' fees incurred in the investigation or defense of any of the same or in asserting any of their respective right hereunder (collectively, "Losses") resulting from or arising out of:

     (i) any breach or inaccuracy of any representation or warranty made by the Seller in Section 3.2(b), Section 3.9, Section 3.12 (but for purposes of this indemnity obligation only, substituting the reference to "the Effective Date" in Section 3.12 with "the Closing Date"), Section 3.13 or Section 3.18;

     (ii)    any breach by the Seller of any covenant or agreement hereunder;

     (iii) the costs reasonably incurred by the trustees for the time being of the CDRS Pension Plan (the "Trustees") attributable to -------- the professional fees of advisers and administrators reasonably appointed by the Trustees for the purpose of completing the winding up of the CDRS Pension Plan, and any liability incurred either directly or by virtue of any indemnity owed to the Trustees under Rule 25 of the Rules of the CDRS Pension Plan (as amended by a deed of indemnity dated June 1, 1998) by Comdisco Continuity Services
            (UK) Limited in respect of the failure by the employer of any member or former member of the CDRS Pension Plan to pay the correct national insurance contributions in respect of any member or former member employed by it;

     (iv)   all Excluded Liabilities;

     (v)    all TSA Losses (as defined in the Transition Services Agreement);

     (vi) the four underground storage tanks (the "USTs") located beneath the parking lot at the 81 Sophers Lane, Poole, Dorset, England property and the potential contamination of soil and groundwater horizons at the premises known as Unit 1, Sterling Park, Gatwick Road, Crawley, West Sussex (the "Crawley Premises") and identified on Schedule 3.18, including, without limitation, (A) the removal and proper disposal of the USTs and any fuel or other substances contained within the USTs; (B) the collection of soil and, to the extent required by applicable Environmental Law or to the extent required by customary practice as determined in the reasonable judgment of a qualified environmental consultant to be selected by the Seller, groundwater samples, in order to determine if there has been a release of Hazardous Substances into the environment from the USTs or upon the Crawley Premises; (C) if there has been a release of Hazardous Substances into the environment, the delineation of the extent of any such contamination and the development of a remedial plan with respect to such contamination; (D) implementation of an appropriate remedial plan with respect to any such release, taking into account applicable Environmental Laws and the current use of the real property; and (E) to the extent required by applicable Environmental Laws, notifying the appropriate Governmental Entity regarding the removal of the USTs and/or the environmental investigation and obtaining, if available, a no further action letter or closure letter from said Governmental Entity with respect to the USTs or the Crawley Premises, as applicable. The Seller's indemnification of the Purchaser with respect to the USTs is subject to the following conditions. The Seller shall have the right to manage and control the aforementioned tasks with respect to the USTs and the Crawley Premises. The Purchaser shall grant to the Seller the necessary access to the real property to allow the Seller and its representatives to perform the removal of the USTs and/or environmental investigation and, if necessary, remediation associated with the USTs or the Crawley Premises, as applicable and the Purchaser shall fully cooperate with the Seller in the performance of this work. The Seller shall provide reasonable notice to the Purchaser of the Seller's intent to conduct any work on the property. The Seller shall make reasonable commercial efforts to perform the work hereunder in a manner which will not materially disrupt the Purchaser's operations, provided, that nothing herein shall constitute a right of the Purchaser to interfere with the Seller's performance of said work if the Seller is unable to perform said work without interfering with the Purchaser's operations. The Seller shall provide copies of all correspondence and reports received from and submitted to any Governmental Entity and shall provide the Purchaser with a reasonable opportunity to submit comments on the Seller's reports prior to the submission of such reports to said Governmental Entity. The Purchaser shall have the right to retain, at its own expense, its own attorneys, experts, and other representatives to oversee the Seller's performance of the work and to review any correspondence or reports generated in connection with said work;

     (vii) the employment by Comdisco Continuity Services (France) S.A. of Francois Lukitsch and the termination of such employment;

     (viii) the termination of employment of any of the employees of Comdisco Continuity Services (UK) Limited or of any other Transferred Sub as referred to in Section 5.18;

     (ix) any adjustment allocable by Revenue Canada to Comdisco Services (Canada) Limited as a result of the final determination of the transfer pricing audit currently being conducted by Revenue Canada with respect to tax plans 1997, 1998 and 1999;

     (x) any penalties, fines, or adjustments resulting from the final determination of the document review of the Comdisco Retirement Plan by the U.S. Department of Labor, Pension and Welfare Benefits Administration ("DOL") pursuant to the notice from the DOL to the Seller dated July 9, 2001, including, without limitation, any losses resulting from the disqualification of such plan as a result of such review; and

     (xi) each incident of a casualty loss of Acquired Assets in excess of $500,000 per incident (and if the aggregate of all such casualties exceeds $1,000,000, all amounts in excess of $1,000,000) occurring prior to the Closing Date for which insurance proceeds are not paid to the Purchaser pursuant to Section 5.17 prior to July 26, 2002.

(b) By the Purchaser. The Purchaser covenants and agrees to defend, indemnify and hold harmless the Seller, the Selling Subs, their Affiliates and the officers, directors, employees, agents, advisers and representatives of each such Person (collectively, the "Seller Indemnitees") from and against any and all Losses resulting from or arising out of:

     (i) any inaccuracy of any representation or warranty made by the Purchaser;

     (ii) any breach by the Purchaser of any covenant or agreement made or contained herein; and

     (iii)  the Assumed Liabilities.

(c) Indemnification Procedures. In the case of any claim asserted by a third party against a party entitled to indemnification under this Agreement (the "Indemnified Party"), written notice (which notice shall describe the claim in reasonable detail, shall include all written materials related to such claim and shall, if practicable, contain an estimate of the Losses that have been or may be sustained by the Indemnified Party) shall be given by the Indemnified Party to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of any claim or any litigation resulting therefrom, provided that (i) the counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the Indemnified Party, (ii) the Indemnified Party may participate in such defense at such Indemnified Party's expense, and (iii) the omission by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent that such omission results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is prejudiced as a result of such failure to give notice. Except with the prior written consent of the Indemnified Party, which shall not be unreasonably withheld or delayed, no Indemnifying Party, in the defense of any such claim or litigation, shall consent to entry of any judgment or order, interim or otherwise, or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. In the event that the Indemnified Party shall in good faith determine that the conduct of the defense of any claim subject to indemnification hereunder or any proposed settlement of any such claim by the Indemnifying Party might be expected to affect adversely the ability of the Purchaser to conduct its business, or that the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such claim or any litigation relating thereto, the Indemnified Party shall have the right at such time to take over and assume control over the defense, settlement, negotiations or litigation relating to any such claim at the sole cost of the Indemnifying Party; provided that if the Indemnified Party does so take over and assume control, the Indemnified Party shall not settle such claim or litigation without the written consent of the Indemnifying Party, such consent not to be unreasonably withheld. In the event that the Indemnifying Party does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defend against any such claim or demand and shall be entitled to settle or agree to pay in full such claim or demand. In any event, the Indemnifying Party and the Indemnified Party shall cooperate in the defense of any claim or litigation subject to this Section
     8.1 and the records of each shall be available to the other with respect to such defense.

(d) Indemnification Limitations. No indemnification under Section 8.1(a)(i) shall be required with respect to any individual item of Loss unless the aggregate of all Losses of the Purchaser Indemnitees described in Section 8.1(a) of this Agreement shall exceed $3,000,000, in which case the Seller shall be liable only for the Losses in excess of such amount. No Indemnification under Section 8.1(a)(iii) shall be required unless the aggregate of all Losses of the Purchaser Indemnitees shall exceed $200,000. The Purchaser Indemnitees shall not be entitled to recover from the Seller more than $15,000,000 in the aggregate pursuant to Section 8.1(a)(v). The Purchaser Indemnitees shall not be entitled to recover more than $500,000 from the Seller in the aggregate with respect to indemnification under
     Section 8.1(a)(vi). The Purchaser Indemnitees shall not be entitled to recover from the Seller more than $45,000,000 in the aggregate, pursuant to this Section 8.1.

(e) Remedies Exclusive; Limitations on Remedies in this Agreement. The Seller's obligation to indemnify the Purchaser Indemnitees pursuant to this Agreement shall not exceed the amount of funds held for such purpose in the Escrow Account, and notwithstanding anything to the contrary contained in this Agreement but subject to Article VII, the Purchaser and the Seller acknowledge and agree (i) that the sole and exclusive monetary recourse or monetary remedy of the Purchaser Indemnitees with respect to a breach or inaccuracy of any representation or warranty made by the Seller hereunder, any breach by the Seller of any covenant or agreement hereunder and all Excluded Liabilities shall be indemnification in accordance with the provisions of this Article VIII, (ii) that the Escrow Account is the sole source of funding for any claims for indemnification by any Purchaser Indemnitee pursuant to this Article VIII and (iii) that once any funds have been released out of the Escrow Account to the Seller as expressly contemplated by this Agreement, such funds shall cease to be subject to any claims for indemnification by any Purchaser Indemnitee pursuant to this Agreement or the Escrow Agreement.

(f)  Survival of Representations, Warranties, Covenants and Agreements.

     (i) The Seller's Representations, Warranties, Covenants and Agreements. Except for the representations and warranties of the Seller contained in Sections 3.2(b), 3.9, 3.12, 3.13 and 3.18, the representations and warranties of the Seller shall not survive Closing. The representations and warranties of the Seller contained in Sections 3.2(b), 3.9, 3.12, 3.13 and 3.18 shall survive the execution and delivery of this Agreement, any examination by or on behalf of the parties hereto and the completion of the transactions contemplated herein, for a period ending on August 1, 2002 (the "Expiration Date"). The covenants and agreements of the Seller set forth in this Agreement shall survive in accordance with their terms. All claims for indemnification for breaches by the Seller of any representations, warranties, covenants and/or agreements under this Agreement must be asserted in a written notice to the Seller prior to the Expiration Date and if any such claim is not made before the Expiration Date, the Purchaser acknowledges and agrees that it shall not be entitled to indemnification pursuant to this
            Section 8.1. So long as a Purchaser Indemnitee asserts a claim for indemnification before the Expiration Date, such Purchaser
            Indemnitee shall be deemed to have preserved its rights to indemnification pursuant to this Section 8.1 regardless of when such claim is ultimately liquidated.

     (ii) Purchaser's Representations, Warranties, Covenants and Agreements. The representations and warranties of the Purchaser contained in this Agreement shall not survive Closing. The covenants and agreements of the Purchaser set forth in this Agreement shall survive in accordance with their terms.

(g) Indemnification Adjustment. The amount of any Losses shall be reduced by any amount received by an Indemnified Party under any insurance coverage or from any other party alleged to be responsible therefor (net of any cost of recovery), and such Indemnified Party shall either (i) use commercially reasonable efforts to collect any amounts available under such insurance coverage or from such other party alleged to have responsibility or (ii) assign to the Indemnifying Party responsible for reimbursing such Losses all of its rights to collect under any insurance coverage or from any other party alleged to be responsible therefor, provided, however, that such Indemnifying Party shall be under no obligation to accept any such assignment, if such collection rights are non-assignable or if such Indemnifying Party reasonably determines that the assignment of such rights would materially decrease the amount of funds (net of any cost of recovery) that such Indemnifying Party would otherwise be entitled to receive pursuant to this Section 8.1(g) with respect to such Losses. If an Indemnified Party receives an amount under insurance coverage or from such other party with respect to Losses at any time subsequent to any indemnification provided by this Section 8.1, then such Indemnified Party shall promptly reimburse the Indemnifying Party for any payment made to the Indemnified Party by such Indemnifying Party (net of any cost of recovery) in connection with providing such indemnification up to such amount received by the Indemnified Party. In addition, no Indemnified Party shall be entitled to any duplication of reimbursement or indemnification with respect to any Losses which constitute a breach of more than one representation, warranty, covenant or agreement contained herein.

Section 8.2 Transfer Taxes; Section 338 Election. (a) The Seller and the Purchaser will use reasonable efforts and cooperate in good faith to exempt the sale, conveyance, assignments, transfers and deliveries to be made to the Purchaser hereunder from any sales, use, transfer, documentary, registration, recording and other similar Taxes (collectively, "Transfer Taxes") payable in connection with such sale, conveyance, assignments, transfers and deliveries, to the extent provided by Section 1146(c) of the Bankruptcy Code. In the event that any Transfer Taxes are assessed or are required to be paid to secure the admissibility for any legal purpose of an instrument with respect to such sale, conveyance, assignments, transfers or deliveries, such Transfer Taxes shall be paid one half by the Purchaser and one half by the Seller.

(b) The Purchaser may make the election provided in Section 338 of the Code with respect to its purchase of the equity interests in one or more of the Transferred Subs.

Section 8.3 Notices. All notices, claims, demands, and other communications hereunder shall be in writing and shall be deemed given upon (a) confirmation of receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand, or (c) the expiration of five (5) business days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

(a)  If to the Purchaser, to

                                    SunGard Recovery Services
                                    1285 Drummers Lane
                                    Wayne PA, 19087
                                    Attention:  James Simmons, President

                                    with a copy to

                                    SunGard Data Systems Inc.
                                    1285 Drummers lane
                                    Wayne PA, 19087

                                    Attention:  Lawrence A. Gross
                                    Senior Vice President-Legal
                                    and General Counsel

                                    with a copy to

                                    Blank, Rome, Comisky & McCauley LLP
                                    One Logan Square
                                    Philadelphia, PA  19103
                                    Telecopy:  (215) 569-5555
                                    Attention:  Samuel H. Becker, Esq.
                                                Fred Blume, Esq.

                                    and

(b)  If to the Seller, to

                                    Comdisco, Inc.
                                    6111 North River Road
                                    Rosemont, Illinois  60018
                                    Telecopy:  (847) 518-5088
                                    Attention:  Robert Lackey, Esq.
                                    Senior Vice President and Chief
                                    Legal Officer

                                    with a copy to

                                    Skadden, Arps, Slate, Meagher & Flom
                                    (Illinois)
                                    333 West Wacker Drive, Suite 2100
                                    Chicago, Illinois 60606
                                    Telecopy: (312) 407-0411
                                    Attention:  John Wm.  Butler, Jr., Esq.
                                                Charles W. Mulaney, Jr., Esq.

Section 8.4 Descriptive Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 8.5 Entire Agreement; Assignment. This Agreement (including the Exhibits, Schedules and the other documents and instruments referred to herein)
(a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof, including, without limitation, any transaction between or among the parties hereto and (b) shall not be assigned by operation of law or otherwise, except as otherwise provided in Section 1.11.

Section 8.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without regard to the rules of conflict of laws of the State of Illinois or any other jurisdiction. The Purchaser and the Seller irrevocably and unconditionally consent to submit to the jurisdiction of the Bankruptcy Court for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agree not to commence any litigation relating thereto except in the Bankruptcy Court).

Section 8.7 Expenses. Whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses, except as otherwise provided by Section 5.2 and
Section 5.6.

Section 8.8 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties hereto.

Section 8.9 Waiver. At any time prior to the Closing Date, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 8.10 Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received counterparts thereof signed by all the other parties hereto.

Section 8.11 Severability; Validity; Parties in Interest. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable. Nothing in this Agreement, express or implied, is intended to confer upon any person not a party to this Agreement any rights or remedies of any nature whatsoever under or by reason of this Agreement.

Section 8.12 Bulk Sales. The Purchaser hereby waives compliance with any bulk sales or other similar laws in any applicable jurisdiction in respect of the transaction contemplated by this Agreement.

Section 8.13 Transfers Not Effected as of Closing. Nothing herein shall be deemed to require the conveyance, assignment or transfer of any Acquired Asset or Interest that by its terms or by operation of applicable law cannot be freely conveyed, assigned, transferred or assumed. To the extent the parties hereto have been unable to obtain any governmental or any third-party consents or approvals required under applicable law for the transfer of any Acquired Asset or Interest, and to the extent not otherwise prohibited by the terms of the Acquired Asset or the Interests, the Seller or any of the Selling Subs shall continue to be bound by the terms of such applicable Acquired Asset or Interest and the Purchaser shall pay, perform and discharge fully all of the obligations of the Seller or any of the Selling Subs, as applicable, thereunder from and after the Closing to the extent that the corresponding benefit is received. The Seller or any of the Selling Subs, as applicable, shall, without consideration therefor, pay, assign and remit to the Purchaser promptly all monies, rights and other consideration received in respect of such performance. The Seller or any of the Selling Subs, as applicable, shall exercise or exploit its rights in respect of such Acquired Assets or Interests only as reasonably directed by the Purchaser and at the Purchaser's expense. Subject to and in accordance with
Section 5.6 hereof, for not more than 90 days following the Closing Date, the parties hereto shall, if requested by the Purchaser, continue to use their commercially reasonable efforts to obtain all such unobtained consents or approvals required to be obtained by each of them as the earliest practicable date. If and when any such consents or approvals shall be obtained, then the Seller or any of the Selling Subs, as applicable, shall promptly assign its rights and obligations thereunder to the Purchaser without payment of consideration and the Purchaser shall, without the payment of any consideration therefor, assume such rights and obligations. The parties shall execute such instruments as may be necessary to evidence such assignment and assumption.


                                   ARTICLE IX

                                   DEFINITIONS

     As used herein, the terms below shall have the following meanings:

     "Accountants" has the meaning set forth in Section 1.6(d).

     "Accounts Receivable" has the meaning set forth in Section 1.1(b)(i).

     "Acquired Assets" has the meaning set forth in Section 1.1(b).

     "Acquired Intellectual Property" has the meaning set forth in Section 1.1(b)(iv).

     "Acquisition" has the meaning set forth in the Recitals.

     "Action" means any claim, charge, action, suit, arbitration, mediation, inquiry, proceeding or investigation by any private Person or Governmental Entity before any Governmental Entity or any arbitrator or mediator.

     "Affiliate"  of  a  Person  means  any  other  Person  that,   directly  or
     indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person.

     "Agreement" has the meaning set forth in the Preamble.

     "Ancillary Agreements" means collectively the Assignment and Assumption Agreement, the Bill of Sale, the Transition Services Agreement and the Trademark License Agreement.

     "Assignment and Assumption Agreement" has the meaning set forth in Section 2.2(a)(v).

     "Assumed Liabilities" has the meaning set forth in Section 1.3.

     "Assumed SIP Guarantees" means the SIP Guarantees to the extent they relate to loans made to eight employees of the Seller who are primarily engaged in the operation of the Business and who become Transferred Employees and one employee of a Transferred Sub if he remains employed at the Closing. These individuals will be identified to Purchaser by Seller at Closing, and the outstanding balance of each such loan as of February 1, 2001 was: (a)
     $1,349,760,  (b) $843,600,  (c) $337,440,  (d) $337,440,  (e) $843,600, (f)
     $421,800, (g) $421,800, (h) $337,400 and (i) $674,880.

     "Balance Sheet" means the unaudited balance sheet of the Business as of June 30, 2001.

     "Bankruptcy Code" has the meaning set forth in the Recitals.

     "Bankruptcy Court" has the meaning set forth in the Recitals.

     "Bidding Procedures" means the bidding procedures in the Chapter 11 Case in the form attached as Exhibit H.

     "Bill of Sale" has the meaning set forth in Section 2.2(a)(ii).

     "Business" has the meaning set forth in the Recitals.

     "Business Employee" has the meaning set forth in Section 5.8(d).

     "Business Subs" means the Transferred Subs and the Selling Subs.

     "Cash Purchase Price" has the meaning set forth in Section 1.5.

     "Chapter 11 Case" has the meaning set forth in the Recitals.

     "Chapter 11 Expenses" means the costs incurred and expenses paid or payable by the Seller or any of its subsidiaries in connection with the administration of the Chapter 11 Case, including, without limitation, (a) fees and expenses related to the Financing, (b) obligations to pay professionals' fees and expenses in connection with the Chapter 11 Case (including, without limitation, fees of attorneys, accountants, investment bankers, financial advisors, and consultants retained by the Seller or any of its subsidiaries, the creditors' committee or the pre-petition lenders, and any compensation for making a substantial contribution in the Chapter 11 Case) and reimbursement of any expenses incurred by the Seller or any of its subsidiaries prior to the Closing Date in connection therewith (including, without limitation, any obligations to pay any holdback of any such fees and expenses), (c) fees and expenses payable to the United States trustee under Section 1930 of title 28, United States Code and (d) expenses of members of the creditors' committee.

     "Closing" has the meaning set forth in Section 2.1.

     "Closing Date" has the meaning set forth in Section 2.1.

     "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute thereof.

     "Collective Bargaining Agreement" means any agreement, works council or arrangement between, or applying to, one or more employees (whether or not Affiliates) and a union, group of employees or an employee representative body, for collective bargaining or other negotiating or consultation purpose.

     "Customer Contracts" has the meaning set forth in Section 1.1(b)(ii)(A).

     "Databases" means records, data files, input materials, reports, forms and other data received, computed, developed, used and/or stored and all database management system software used in connection therewith.

     "Effective Date" has the meaning set forth in the Preamble.

     "Execution Date" has the meaning set forth in the Preamble.

     "Environmental Laws" has the meaning set forth in Section 3.18(e)(i).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Account" has the meaning set forth in Section 1.8.

     "Escrow Agent" has the meaning set forth in Section 1.8.

     "Escrow Agreement" has the meaning set forth in Section 1.8.

     "Escrow Amount" has the meaning set forth in Section 1.5.

     "Estimated  Cash  Purchase  Price"  has the  meaning  set forth in  Section
     1.5(b).

     "Excluded Assets" has the meaning set forth in Section 1.2.

     "Excluded Contracts" has the meaning set forth in Section 1.2(d).

     "Excluded Facilities" has the meaning set forth in Section 1.1(b)(ii)(B).

     "Excluded Liabilities" has the meaning set forth in Section 1.4.

     "Excluded Subs" has the meaning set forth in Section 1.2(o).

     "Final Order" means an order of the Bankruptcy Court or other court of competent jurisdiction: (a) as to which no appeal, notice of appeal, motion to amend or make additional findings of fact, motion to alter or amend judgment, motion for rehearing or motion for new trial has been timely filed or, if any of the foregoing has been timely filed, it has been disposed of in a manner that upholds and affirms the subject order in all respects without the possibility for further appeal or rehearing thereon;
     (b) as to which the time for instituting or filing an appeal, motion for rehearing or motion for new trial shall have expired; and (c) as to which no stay is in effect; provided, however, that the filing or pendency of a motion under Federal Rule of Bankruptcy Procedure 9024(b) shall not cause an order not to be deemed a "Final Order" unless such motion shall be filed within 10 days of the entry of the order at issue. In the case of the
     Section 363/365 Order, a Final Order shall also consist of an order as to which an appeal, notice of appeal, motion to amend or make additional findings a fact, motion alter or amend judgment, motion for rehearing or motion for new trial has been filed, but as to which the Purchaser, in its sole and absolute discretion, elects to proceed with Closing.

     "Financial Statements" has the meaning set forth in Section 3.5.

     "Financing" means the financing provided pursuant to any post-petition credit agreement entered into among the Seller and certain of its subsidiaries (but not including any Transferred Subs) and the lenders signatory thereto, including any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancings, refundings or replacements) thereof.

     "GAAP" has the meaning set forth in Section 3.5.

     "Governmental Entity" means any federal, state, provincial, local, county or municipal government, governmental, judicial, regulatory or administrative agency, commission, board, bureau or other authority or instrumentality, domestic or foreign.

     "HSR Act" has the meaning set forth in Section 3.4.

     "Intellectual Property" means all U.S. and other letters patent, patents, patent applications, Software and know-how, trade names, trademarks, copyrights, service marks, trademark registrations and applications, service mark registrations and applications together with goodwill, copyright registrations and applications, trade secrets, licenses, registered and unregistered designs, drawings, blueprints, specifications, technology, databases, confidential information, all other rights in and to or interests in the same, web sites and the content thereon, internet domain names, slogans, trade dress, inventions, methods and processes and all goodwill associated with the foregoing.

     "Interests" has the meaning set forth in the Recitals.

     "IP License Agreements" has the meaning set forth in Section 3.19(c).

     "Leases" has the meaning set forth in Section 3.16(h)(v).

     "Material Adverse Effect" means any event, condition or matter in respect of the operation of the Business, the Transferred Subs, the Acquired Assets, the Interests and the Assumed Liabilities that, individually or in the aggregate, results in or could reasonably be expected to result in a material adverse effect on the business, assets, properties, liabilities, financial condition or operations of the Business, taken as a whole; provided, that, any event, condition or matter that (i) is generally applicable to (A) the industries and markets in which the Business operates or (B) the United States and global economies that does not have a disproportionate effect on the Business or (ii) relates to foreign currency exchange rate fluctuations, shall in each case be excluded from the determination of Material Adverse Effect; provided, further, that any event, condition or matter resulting from the mere filing of the Chapter 11 Case and the announcement of the Chapter 11 Case and the other transactions contemplated by this Agreement shall also be excluded from the determination of Material Adverse Effect.

     "Mismatched Employees" has the meaning set forth in Section 5.8(a).

     "Mismatched Employer" has the meaning set forth in Section 3.21(a).

     "Mutual Release" has the meaning set forth in Section 5.9.

     "Owned Real Property" has the meaning set forth in Section 1.1(b)(vi)(A).

     "Permitted Exceptions" means, with respect to any Person, any of the following liens:

          (a) liens on property of the Transferred Subs with respect to the payment of Taxes, assessments or governmental charges in all cases which are not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

          (b) liens on property of the Transferred Subs of landlords arising by statute and liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other liens on property of the Transferred Subs imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

          (c) deposits made in the ordinary course in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money) and surety, appeal, customs or performance bonds;

          (d) encumbrances arising by reason of zoning restrictions easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar encumbrances of record (other than monetary encumbrances) on the use of Real Property or any other matters of record which do not materially detract from the value of such Real Property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such Real Property;

          (e) encumbrances arising under leases or subleases of Real Property which do not in the aggregate materially detract from the value of such Real Property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such Real Property; and

          (f) financing statements evidencing a lessor's rights in and to Tangible Personal Property leased to such Person in the ordinary course of such Person's business of a consignor's interest in good consigned to such Person in the ordinary course of business.

     "Permits" has the meaning set forth in Section 3.7(b).

     "Person" means an individual, corporation, partnership, association, limited liability company, trust, joint venture, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended).

     "Petitions" has the meaning set forth in the Recitals.

     "Petition Date" means the date on which the Petitions are filed with the Bankruptcy Court.

     "Property Leases" has the meaning set forth in Section 1.1(b)(vi)(B).

     "Purchaser" has the meaning set forth in the Preamble.

     "Purchaser Plans" has the meaning set forth in Section 5.8(d).

     "Qualified Bid" has the meaning set forth in the Bidding Procedures.

     "Qualified Bidder" has the meaning set forth in the Bidding Procedures.

     "Real Property" has the meaning set forth in Section 3.16.

     "Required Creditor Notice" has the meaning set forth in Section 5.1(b).

     "Retention Order" has the meaning set forth in Section 5.8(g).

     "Sale Hearing" means the hearing scheduled and held by the Bankruptcy Court on the approval of the sale of the Acquired Assets under the Agreement.

     "Section 363/365 Motion" means the motion filed by the Seller in the Chapter 11 Case seeking entry of the Section 363/365 Order.

     "Section 363/365 Order" means an order of the Bankruptcy Court, in substantially the form attached hereto as Exhibit E, approving the sale of the Acquired Assets and assumption/assignment of the executory contracts and unexpired leases and Assumed Liabilities under this Agreement pursuant to Sections 105, 363 and 365 of the Bankruptcy Code, that has not been reversed, stayed, modified or amended in any material respects prior to the Closing Date.

     "Seller" has the meaning set forth in the Preamble.

     "Seller Disclosure Schedule" has the meaning set forth in the introductory paragraph to Article III.

     "Seller Plans" has the meaning set forth in the Section 3.22(a).

     "Selling Sub" means any of (i) CDS Foreign Holdings, Inc., a Delaware corporation, (ii) Comdisco Ireland Limited, a company organized under the laws of Ireland, (iii) Comdisco Holdings (U.K.) Limited, a private limited company organized under the laws of the United Kingdom, (iv) Comdisco United Kingdom Limited, a private limited company organized under the laws of the United Kingdom, (v) Comdisco Asia Pte., a private limited company organized under the laws of Singapore, and (vi) Comdisco Canada Limited, a corporation organized under the laws of Ontario and collectively, the "Selling Subs."

     "SIP Guarantees" means all of the liabilities and obligations of the Seller under the Facility and Guaranty Agreement among Comdisco, Inc., The First National Bank of Chicago, as Agent, and the Financial Institution Party hereto, dated as of February 2, 1998.

     "Software" means all computer software, all physical representations thereof (whether or not such software is complete or has been released) including source and object code, all corrections, modifications and enhancements to such software which are being developed by the Seller or any Selling Sub, all options or programs marketed with or as part of or adjustment to such software, all present and predecessor versions of such software (whether or not actually marketed) and related source and object code, and all specifications and documents necessary for the use and maintenance of such software, including, but not limited to, all user guides installation guides, narrative descriptions, file layouts, logic flow diagrams, source and local modules, output reports, test or other data, test programs and other necessary information that is owned, used or held in connection with the software including, without limitation all copies of all of the foregoing.

     "Tangible Personal Property" means equipment, machinery, computers, data storage devices, furniture, furnishings, fixtures, office supplies, vehicles, spare parts and all other tangible personal property used primarily in the operation of the Business.

     "Tax Return" has the meaning set forth in Section 3.13(l).

     "Taxes" has the meaning set forth in Section 3.13(l).

     "Taxing Authority" has the meaning set forth in Section 3.13(l).

     "Title Company" has the meaning set forth in Section 1.9.

     "Title Policy" has the meaning set forth in Section 1.9.

     "Trademark License Agreement" has the meaning set forth in Section 1.10.

     "Transfer Taxes" has the meaning set forth in Section 8.2.

     "Transferred Employees" has the meaning set forth in the Section 5.8.

     "Transferred Sub" has the meaning set forth in the Recitals.

     "Transferred Sub Employee" has the meaning set forth in Section 5.8(b).

     "Transferred Subrogation Rights" has the meaning set forth in Section 1.1(b)(xvii).

     "Transition Services Agreement" has the meaning set forth in Section 2.2(a)(vii).

     "TSA  Losses"  has  the  meaning  set  forth  in  the  Transition  Services
     Agreement.

     "Unadjusted Cash Purchase Price" has the meaning set forth in Section 1.5.

     "Vendor Agreements" has the meaning set forth in Section 1.1(b)(ii)(B).

     "WARN Act" means the Worker Adjustment and Retraining Notification Act of 1988.

     "Working Capital" has the meaning set forth in Section 1.6(b).

     "Working  Capital   Deficiency"  has  the  meaning  set  forth  in  Section
     1.6(a)(i).

     "Working Capital Statement" has the meaning set forth in Section 1.6(b).

     "Working Capital Surplus" has the meaning set forth in Section 1.6(a)(ii).

IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed on their behalf as of the Execution Date by their officers thereunto duly authorized.


                                    COMDISCO, INC.



                                    By:  /s/  Michael A. Fazio
                                       ------------------------------
                                       Name:    Michael A. Fazio
                                       Title:   President and Chief
                                                Operating Officer


                                    SUNGARD DATA SYSTEMS INC.



                                    By:  /s/  Richard C. Tarbox
                                       -------------------------------
                                       Name:    Richard C. Tarbox
                                       Title:   Senior Vice President-
                                                Corporate Development

                              ACQUISITION AGREEMENT


                                 by and between


                                 COMDISCO, INC.,

                                   as Seller,

                                       and

                            SUNGARD DATA SYSTEMS INC.

                                  as Purchaser






                       Dated effective as of July 15, 2001

                                TABLE OF CONTENTS



ARTICLE IPURCHASE AND SALE OF ASSETS......................................................................................2
         Section 1.1   Acquired Assets....................................................................................2
         Section 1.2   Excluded Assets....................................................................................6
         Section 1.3   Assumed Liabilities................................................................................8
         Section 1.4   Excluded Liabilities...............................................................................8
         Section 1.5   Purchase Price.....................................................................................9
         Section 1.6   Purchase Price Adjustment.........................................................................11
         Section 1.7   Allocation of Purchase Price for Tax Purposes.....................................................13
         Section 1.8   Escrow Agreement..................................................................................13
         Section 1.9   Title Insurance; Title Matters....................................................................14
         Section 1.10   Trademarks and Tradenames........................................................................14
         Section 1.11   Assignment of the Purchaser's Rights.............................................................14
         Section 1.12   Transition Services..............................................................................15
         Section 1.13   King of Prussia Facility.........................................................................15

ARTICLE IITHE CLOSING....................................................................................................15
         Section 2.1   Closing...........................................................................................15
         Section 2.2   Deliveries at Closing.............................................................................15

ARTICLE IIIREPRESENTATIONS AND WARRANTIES OF THE SELLER..................................................................18
         Section 3.1   Organization......................................................................................18
         Section 3.2   Capitalization of Business Subs...................................................................18
         Section 3.3   Authority Relative to this Agreement..............................................................19
         Section 3.4   Consents and Approvals............................................................................19
         Section 3.5   Financial Statements..............................................................................20
         Section 3.6   No Violations.....................................................................................20
         Section 3.7   No Default; Compliance with Applicable Laws; Permits. ............................................21
         Section 3.8   Books and Records.................................................................................21
         Section 3.9   Title to Property.................................................................................22
         Section 3.10   Ability to Conduct Business......................................................................22
         Section 3.11   Conduct of Business..............................................................................22
         Section 3.12   No Undisclosed Liabilities.......................................................................22
         Section 3.13   Taxes............................................................................................23
         Section 3.14   Property Leases..................................................................................25
         Section 3.15   Owned Real Property..............................................................................25
         Section 3.16   Real Property....................................................................................26
         Section 3.17   Litigation.......................................................................................28
         Section 3.18   Environmental Compliance.........................................................................28
         Section 3.19   Intellectual Property............................................................................30
         Section 3.20   Contracts........................................................................................33
         Section 3.21   Employment and Labor Matters.....................................................................33
         Section 3.22   Employee Benefits................................................................................36
         Section 3.23   Brokers..........................................................................................38
         Section 3.24   Accuracy.........................................................................................38

ARTICLE IVREPRESENTATIONS AND WARRANTIES OF THE PURCHASER................................................................39
         Section 4.1   Organization......................................................................................39
         Section 4.2   Authority Relative to this Agreement..............................................................39
         Section 4.3   Consents and Approvals............................................................................39
         Section 4.4   No Violations.....................................................................................40
         Section 4.5   Brokers...........................................................................................40
         Section 4.6   Financing.........................................................................................40

ARTICLE VCOVENANTS.......................................................................................................41
         Section 5.1   Bankruptcy Actions................................................................................41
         Section 5.2   [Intentionally left blank.].......................................................................42
         Section 5.3   Compliance With Bidding Procedures Process; Maintenance of Confidentiality........................42
         Section 5.4   Conduct of Business by the Seller Pending the Closing.............................................42
         Section 5.5   Access and Information............................................................................45
         Section 5.6   Approvals and Consents; Cooperation; Notification.................................................46
         Section 5.7   Additional Matters................................................................................47
         Section 5.8   Employment of Business Employees..................................................................47
         Section 5.9   Termination of Consent Decree.....................................................................50
         Section 5.10   Books and Records................................................................................51
         Section 5.11   Termination of Intercompany Agreements...........................................................51
         Section 5.12   Nominal Shareholders of Comdisco France..........................................................51
         Section 5.13   Capital Expenditures.............................................................................51
         Section 5.14   Release of Guarantees............................................................................52
         Section 5.15   Maintenance of Properties........................................................................52
         Section 5.16   Joinder of Selling Subs..........................................................................52
         Section 5.17   Insurance........................................................................................52
         Section 5.18   Web Hosting Reduction in Force...................................................................52
         Section 5.19   Real Estate Credits and Prorations...............................................................53
         Section 5.20   Lease of Rosemont Facility.......................................................................53
         Section 5.21   Confidentiality..................................................................................53

ARTICLE VICONDITIONS PRECEDENT...........................................................................................54
         Section 6.1   Conditions Precedent to Obligation of the Seller and the Purchaser................................54
         Section 6.2   Conditions Precedent to Obligation of the Seller..................................................56
         Section 6.3   Conditions Precedent to Obligation of the Purchaser...............................................56

ARTICLE VIITERMINATION, AMENDMENT, AND WAIVER............................................................................57
         Section 7.1   Termination by Mutual Consent.....................................................................57
         Section 7.2   Termination by Either the Purchaser or the Seller.................................................57
         Section 7.3   Termination by the Purchaser......................................................................57
         Section 7.4   Effect of Termination and Abandonment.............................................................58

ARTICLE VIIIGENERAL PROVISIONS...........................................................................................58
         Section 8.1   Indemnification...................................................................................58
         Section 8.2   Transfer Taxes; Section 338 Election..............................................................65
         Section 8.3   Notices...........................................................................................65
         Section 8.4   Descriptive Headings..............................................................................67
         Section 8.5   Entire Agreement; Assignment......................................................................67
         Section 8.6   Governing Law.....................................................................................67
         Section 8.7   Expenses..........................................................................................67
         Section 8.8   Amendment.........................................................................................67
         Section 8.9   Waiver............................................................................................67
         Section 8.10   Counterparts; Effectiveness......................................................................67
         Section 8.11   Severability; Validity; Parties in Interest......................................................68
         Section 8.12   Bulk Sales.......................................................................................68
         Section 8.13   Transfers Not Effected as of Closing.............................................................68

ARTICLE IXDEFINITIONS....................................................................................................69


TABLE OF SCHEDULES

Schedule A                      Transferred Subs
Schedule B                      Business Subs
Schedule 1.1(b)(ii)(A)          Customer Contracts
Schedule 1.1(b)(ii)(B)          Vendor and Service Contracts
Schedule 1.1(b)(ii)(D)          Other Contracts
Schedule 1.1(b)(iii)            Tangible Personal Property
Schedule 1.1(b)(iv)             Acquired Intellectual Property
Schedule 1.1(b)(vi)(A)          Owned Real Property
Schedule 1.1(b)(vi)(B)          Property Leases
Schedule 1.1(b)(vii)            Permits
Schedule 1.1(b)(viii)           Other Equity Interests
Schedule 1.1(b)(ix)             Bank Accounts and Lockbox Arrangements
Schedule 1.1(b)(x)              Prepaid Items
Schedule 1.1(b)(xvi)            Other Acquired Assets
Schedule 1.2(d)                 Excluded Contracts
Schedule 1.2(i)                 Other Excluded Assets
Schedule 1.2(l)                 Excluded Corporate Services and Assets
Schedule 1.3                    Assumed Liabilities
Schedule 1.3(ii)                Property Lease Guarantees or Letters of Credit
Schedule 5.10                   Intercompany Agreements
Schedule 5.12                   Capital Expenditure Plan





TABLE OF EXHIBITS

Exhibit A                       Form of Bill of Sale
Exhibit B                       Form of Assignment and Assumption Agreement
Exhibit C                       Form of Transition Services Agreement
Exhibit D                       [Intentionally omitted.]
Exhibit E                       Form of Section 363/365 Order
Exhibit F                       Form of Trademark License Agreement
Exhibit G                       Form of Escrow Agreement
Exhibit H                       Bidding Procedures
Exhibit I                       Form of Joinder

EXHIBIT 99.2

      SunGard Completes Acquisition of Comdisco Business Continuity Assets;
        Combined Business Enhances Client Services and Product Offerings

Business Editors/Hi-Tech Writers

WAYNE, Pa. and ROSEMONT, Ill.--(BUSINESS WIRE)--Nov. 15, 2001-- SunGard (NYSE:SDS), a global leader in integrated IT solutions and eProcessing for financial services, and Comdisco, Inc. (NYSE:CDO) announced today completion of the sale of Comdisco's Availability Solutions business to SunGard.

Earlier today, the U.S. Circuit Court of Appeals for the District of Columbia denied the motion by the U.S. Department of Justice to delay closing pending a possible appeal of yesterday's ruling by the U.S. District Court for the District of Columbia. The District Court ruled in SunGard's favor in the
antitrust  suit  brought  by  the  Justice   Department  seeking  to  block  the
transaction.

The total purchase price was $825 million in cash, plus approximately $25 million paid for working capital received in excess of agreed-upon levels. SunGard did not assume any Comdisco bank or public debt, but funded the transaction in part with $450 million of new bank debt.

Included in the transaction are Comdisco's U.S.-based Availability Solutions unit, as well as its professional services organization, Web-hosting business and related operations in the United Kingdom and France.

James L. Mann, chairman and chief executive officer of SunGard, commented, "SunGard's acquisition of Comdisco's business continuity assets ensures the presence of a financially solid, hardware-neutral vendor, focused on the best interests of all customers. Importantly, customers will benefit from a greater geographic presence with more facilities, platforms, network capacity and technical personnel, with increased operating efficiencies."

"Comdisco and SunGard both have extremely capable staffs that will work together to support our combined customer base. We have always been impressed by the dedication of Comdisco's availability solutions personnel, and we welcome them to our company," Mr. Mann added.

Norm Blake, chairman and chief executive officer of Comdisco, said, "We are very pleased to be able to complete this transaction with SunGard, which is clearly in the best interests of all the Comdisco stakeholders. The transaction not only brings the highest and best value for the business, but will assure the delivery of the highest level of service to our customers, while creating excellent opportunities for our employees. We are actively at work with SunGard to ensure a seamless transition."

SunGard will provide additional information regarding this acquisition early next week. At that time, SunGard will also conduct a Web cast, details of which will be issued closer to the event.

About SunGard Business Continuity and Internet Services

SunGard  Business  Continuity  and Internet  Services is an  operating  group of
SunGard that offers its clients a complete range of enterprise IT services - planning, building, protecting and managing corporate IT assets. SunGard
Recovery Services provides business continuity services including high-availability infrastructure/electronic vaulting services, hot-and-cold sites, recovery network services and work group recovery. SunGard eSourcing specializes in complex managed hosting services, comprehensive system and network management services, high-performance Internet access and high-bandwidth networking. SunGard Planning Solutions provides business continuity consulting services, technical consulting services, and client server and web-enabled business continuity planning software.

About SunGard

SunGard (NYSE:SDS) is a global leader in integrated IT solutions and eProcessing for financial services. SunGard is also the pioneer and a leading provider of high-availability infrastructure for business continuity. With annual revenues in excess of $1 billion, SunGard serves more than 20,000 clients in over 50 countries, including 47 of the world's 50 largest financial services institutions. Visit SunGard at www.sungard.com.

"Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995

Statements about the Company's outlook for 2001, statements about the expected effects on SunGard of the acquisition of Comdisco's business continuity assets and all other statements in this release other than historical facts are forward-looking statements that are subject to risks and uncertainties that may change at any time and differ from actual results. Forward-looking statements include information about possible or assumed future financial results of SunGard and usually contain words such as "believes," "intends," "expects," "anticipates," or similar expressions. SunGard derives most of its forward-looking statements from its operating budgets and forecasts, which are based upon many detailed assumptions. While SunGard believes that its assumptions are reasonable, it cautions that there are inherent difficulties in predicting certain important factors, such as the timing and magnitude of software sales, the ramifications of the events of September 11, 2001, the effect of general economic and market issues on software and services buying decisions, the timing and scope of technological advances, the integration and performance of acquired businesses, including the availability solutions business of Comdisco, the prospects for future acquisitions, the ability to attract and retain key personnel, and the overall condition of the financial services industry. The factors set forth in this paragraph and other factors which may affect SunGard or its ability to complete acquisitions and realize the expected benefits of acquisitions, as and when applicable, are discussed in SunGard's filings with the Securities and Exchange Commission, including its most recent Form 10-K, a copy of which may be obtained from SunGard without charge.



CONTACT: SunGard
         Madeline Hopkins, 610/341-4357
            or
         Michael J. Ruane, 610/341-8709
             or
         Comdisco
         Mary Moster, 847/518-5147